AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 2000
                      REGISTRATION STATEMENT NO. 333-42732

================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ADVERTAIN ON-LINE INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        NEVADA                         7319                     91-1921796
    (STATE OR OTHER        (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
   JURISDICTION OF         CLASSIFICATION CODE NUMBER)        IDENTIFICATION
     INCORPORATION                                                NUMBER)
   OR ORGANIZATION)

                            341 Water St., 3rd Floor
                                 Vancouver, B.C.
                                 Canada V6B 1B6
                                  604/685-0667
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                     A Cage
                             Advertain On-Line Inc.
                            341 Water St., 3rd Floor
                                 Vancouver, B.C.
                                 Canada V6B 1B8
                                  604/685-0667
               (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED
                          PRINCIPAL PLACE OF BUSINESS)

                                   COPIES TO:


                             WILLIAM S. ROSENSTADT, ESQ.
                         BECKMAN, MILLMAN & SANDERS LLP
                           116 JOHN STREET, SUITE 1313
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
---------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum     Proposed Maximum         Amount of
Title of Each Class of           Amount to be   Offering Price Per   Aggregate Offering      Registration
Securities to be Registered (1)   Registered         Security               Price                 Fee
-------------------------------   ----------         --------               -----                 ---
Units                              1,000,000         $    1.50           $1,500,000(2)         $     517
Common Stock, $0.001 par value     1,000,000         _________           __________            _________
Class A Warrants                   1,000,000
Common Stock, $0.001 par value,
Underlying the Warrants            1,000,000         $    1.50           $1,500,000(2)         $     517
---------------------------------------------------------------------------------------------------------
               Total               2,000,000                             $3,000,000            $   1,034
---------------------------------------------------------------------------------------------------------

(1) The issuance is a unit consisting of one common share and one Class A Warrant to buy the underlying common share at an exercise price of $1.50.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2000

                             PRELIMINARY PROSPECTUS

                                 1,000,000 Units

                             ADVERTAIN ON-LINE INC.

                                  Common Stock

     This is an offering of units of Advertain On-Line Inc. Advertain is offering to sell 1,000,000 units with each unit consisting of one share of common stock and one Class A Warrant to purchase one share of common stock at $1.50 per share. This will be a "best efforts", self-underwritten offering with no minimum basis. As such, no escrow account will be utilized.

     Advertain's common stock is quoted on the Pink Sheets under the symbol "AVTO". On October 25, 2000, the last reported sale price of the common stock was $0.03 per share

     Please see "Risk Factors" beginning on page 4 to read about certain factors you should consider before buying the units offered by this prospectus.

               THE DATE OF THIS PROSPECTUS IS ______________, 2000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY..........................................................  1
THE OFFERING................................................................  2
SUMMARY FINANCIAL DATA......................................................  3
RISK FACTORS................................................................  4
FORWARD LOOKING STATEMENTS..................................................  8
USE OF PROCEEDS.............................................................  9
DILUTION.................................................................... 10
CAPITALIZATION.............................................................. 12
SELECTED FINANCIAL DATA..................................................... 13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS..................................................... 14
BUSINESS.................................................................... 16
MANAGEMENT.................................................................. 21
CERTAIN TRANSACTIONS........................................................ 26
PRINCIPAL STOCKHOLDERS...................................................... 27
DESCRIPTION OF SECURITIES................................................... 28
PLAN OF DISTRIBUTION........................................................ 30
DETERMINATION OF OFFERING PRICE............................................. 30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................... 30
SHARES ELIGIBLE FOR FUTURE SALE............................................. 31
LEGAL MATTERS............................................................... 31
EXPERTS..................................................................... 31
AVAILABLE INFORMATION....................................................... 31

                             Advertain On-Line Inc.

                                 1,000,000 UNITS

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the securities.

About Us

     Advertain On-Line Inc. was initially incorporated in the State of Nevada on September 1, 1998. Advertain intends to become a significant player in the emerging industry where entertaining content is branded by advertisers or advertisement is made to be entertaining. Management believes that as the demand for and the production of "Advertainment" increase, Advertain will provide first the research tools to create, refine and track the effectiveness of Advertainment, and second, the network on which it can be exposed as part of a new internet advertising model. These two goals will be managed as separate entities within the business, although they are complimentary in function:
Advertain.com for market research, and the Advertain Advertising Network for exposure.


     On July 15, 1999, Advertain acquired all of the issued and outstanding shares of Advertain On-Line Canada Inc. As consideration, Advertain issued 1,550,000 shares of common stock, all of which are restricted shares within the meaning of Rule 144 promulgated under the Securities Act. The issuance of the 1,550,000 common shares of Advertain represented about 24% of the issued and outstanding shares of common stock at July 15, 1999.


Our Offices

     Our offices are located at 341 Water St., 3rd Floor, Vancouver, B.C. Canada, V6B 1B8. Advertain's telephone number is 604/685-0667

                                  THE OFFERING


Units consisting of 1,000,000 shares of
  Common Stock and 1,000,000 Class A Warrants .................    1,000,000
Common Stock to be outstanding prior to offering...............    8,176,140
Warrants to be outstanding prior to offering...................      650,000
Common Stock to be outstanding after the offering..............    9,176,140
Warrants to be outstanding after this offering ................    1,650,000


Use of Proceeds

     Advertain intends to use the proceeds for salaries, marketing, prizes, general and administrative expenditures, development of the business, working capital and other general corporate purposes.

Trading Symbol

     Advertain presently trades over the Pink Sheets under the symbol "AVTO".

Risk Factors

     An investment in the shares involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus.

Termination

     We plan to close the offering on _____________, 2000.

Plan of Distribution


     There is no underwriter for the offering. Our officers intend to sell Advertain's shares directly on a best efforts, no-minimum basis. Proceeds may be used as received.

                             SUMMARY FINANCIAL DATA
                         (Dollar amounts and share data)

     The following financial information has been derived from Advertain's financial statements included elsewhere in this prospectus. This data should be read in conjunction with and qualified in its entirety by those financial statements and the related notes.


                                                                  Nine Month
                                               Year Ended       Period Ended
                                              December 31,      September 30,
                                                  1999              2000
                                                (audited)        (unaudited)
                                               -----------       ----------
Balance Sheet Data:
Total assets................................   $ 300,867          $ 303,548
Current liabilities.........................   $ 195,809          $  70,968
Long-term debt..............................   $       0          $       0
Total shareholders' equity (deficit)........   $ 105,058          $ 232,580
Statement of Operation Data:
Revenue.....................................   $       0          $ 140,110
Expenses:
    Total Expenses..........................   $ 373,367          $ 726,088
Income from operations......................   $       0          $       0
Loss before income taxes....................   $(373,367)         $(951,636)

                                  RISK FACTORS

     An investment in the common stock of Advertain involves a high degree of risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Advertain, its business and prospects before purchasing the common stock.

Advertain will cease doing business without the proceeds of this offering.

     The audited financial statements incorporated in this registration statement assume that Advertain will continue as a going concern. However, Advertain has had losses since it started operations and requires the proceeds of this offering to continue its operations. These matters raise substantial doubt about Advertain"s ability to continue as a going concern. The financial statements, either audited or unaudited, do not include any adjustments that might result from the outcome of this uncertainty.

Advertain may continue to be unprofitable.


     We were only recently organized and we have a limited operating history and must be considered in the development stage. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may continue to be unprofitable. For the nine months ended September 30, 2000 and the year ended December 31, 1999, we had net losses of $951,636, and $373,367, respectively. We had no revenue from inception to the year ended December 31, 1999 and for the nine months ended September 30, 2000 we had revenue of $140,110. As of September 30, 2000, we had total assets of $303,548 and a shareholders' deficit of $(752,184). We continue to experience losses and we depend upon the implementation of our business plan to continue our business. Even if we are able to fully implement our business plan, there is no guarantee that we will become profitable.


Our ability to continue to operate as a going concern is uncertain.

     The independent auditor's report on our financial statement contains explanatory language that substantial doubt exists as to our ability to continue as a going concern. The report states that the Company's losses from operations raises substantial doubt as to our ability to continue as a going concern unless we obtain future financing or attain profitable operations. The financial statements which accompany this prospectus do not include any adjustments that might result from the outcome of this uncertainty

Use of proceeds not specifically allocated.

     Approximately 12% of the proceeds of this offering are not specifically allocated. In addition, Management expects to use approximately $180,000 of the net proceeds from this offering for unallocated working capital. Management expects to use the  balance of the  proceeds  for  general  corporate  purposes, including working capital and capital expenditures in our operations. Consequently, management will have broad discretion to allocate the proceeds of the offering and the amounts actually expended for working capital or capital expenditures may vary significantly depending on a number of factors, including the amount of cash generated or used by our operations.


Our officers and directors may have conflicts of interest.

     Our officers and directors will participate in business ventures which could be deemed to be direct competitors of ours. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transacts business.

Products and services are untested.

     We have created a web site whose primary purpose is to collect and distribute entertaining advertising on the Internet. The advertisements generated by us are tested and we have a fully operational site for Internet users to visit. No assurances can be given that we will be able produce in sufficient quantities, advertisements for sale or that it will attract advertisers to our site. Furthermore, there can be no assurance that Internet users will view our Internet site in sufficient numbers to make our products and services viable.

If Advertain is unable to keep up with the rapid technological change and its dependence on new products, the business may never become profitable.

     The market for software is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products and technology obsolete and unmarketable. The life cycle of our proposed products is difficult to estimate. Our future success will depend largely upon our ability to develop and introduce, on a timely basis, new products that keep pace with technological developments and merging industry standards and address the increasingly sophisticated needs of its customers. We cannot assure that we will be successful in developing and marketing product enhancement or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development introduction and marketing of these products, or that any products developed by us will adequately meet the requirements of the marketplace and achieve market acceptance. Management expects delays in the development and introduction of new products and product enhancement. The length of these delays is unpredictable and the inability to introduce new products in a timely matter would have a materially adverse effect on us

Development of markets required for successful performance by Advertain.

     We only have limited marketing activity and there can be no assurance that our marketing program, when further developed and employed, will be successful. Our financial performance will depend, in part, on market acceptance of our products which will require substantial marketing efforts and expenditures of significant funds. For additional information see "Business-Strategy."

We may not be able to protect our intellectual property.

     We will rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect any proprietary technology that we may develop. In addition, we will seek to avoid disclosure of any trade secrets it may develop including requiring those persons with access to our information that is developed to execute confidentiality agreements with us and restricting access to any of our source codes that might be developed. We will seek to protect any software we develop and associated documentation and other written materials under trade secret and copyright laws, which afford only limited protection.

     Despite our efforts to protect any proprietary rights, unauthorized parties may attempt to copy aspects of any products developed by us or to obtain and use information that we regard as proprietary. Policing unauthorized use of products that we hope to develop is difficult and while we are unable to determine the extent to which piracy of software exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that our means of protecting any proprietary rights we may develop will be adequate or that our competitors will not independently develop similar technology.

     To date, we have not developed any proprietary rights but there can be no assurance that if and when we develop products those third parties will not claim infringement by us. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any of these claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require Advertain to enter into royalty or licensing agreements. These royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect upon our business, operating results and financial condition.

Advertain may fail to capture significant market share as a result of the highly competitive nature of its business.

     We are in a development stage with limited business operations. Our business environment is highly competitive. There are a number of companies, which compete both directly and indirectly with our products and services, which are more established and have much more money and other resources than us. As a result, we may fail in our efforts to grow our business to a profitable level.

We will depend on key personnel to control our business and our business may suffer if they are not retained.

     We are not sure that we will be able to retain our employees or to identify or rehire additional people. The need for people is particularly important in light of the anticipated demands of future growth and the competition. Our inability to attract, hire or retain good people could have a bad effect on us. We are highly dependent on our key employees, including technical, sales, marketing, information systems, financial and executive personnel due to our new products and the new markets and new sales people we have recently hired. Therefore, our success depends upon our ability to train and retain these people and to identify, hire and retain additional people as the need arises. Competition for these people is substantial.

Penny stock reform act: possible inability to sell in the secondary market.

     In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 if the issuer has been continuously operating for less than three years, or $5,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Advertain's Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks including specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because our shares are at this time designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

You will incur immediate and substantial dilution if the options described below are exercised.


     After this offering, we will have approximately 11,898,860 shares of common stock authorized but unissued and not reserved for specific purposes, an additional 2,275,000 shares of common stock unissued but reserved for issuance under our option plans. All of these shares may be issued without any action or approval by our stockholders. Any issuance of these additional shares of common stock would further dilute the percentage ownership of Advertain held by the investors in this offering.

The potential acquisition of Advertain is more difficult as a result of charter provisions and may result in limiting potential acquiring candidates of Advertain.

     Certain provisions of Nevada law could make more difficult a merger, tender offer or proxy contest involving us, even if those events could benefit our stockholders. These provisions could limit the price that certain investors might be willing to pay in the future for share of our common stock or preferred stock.

We will not pay a cash dividend in the near future.

     Advertain has never declared or paid any cash dividends. Advertain currently does not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Advertain business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by the Board of Directors of Advertain, based upon the Board's assessment of:

     o    the financial conditions of Advertain;

     o    earnings;

     o    need for funds;

     o    capital requirements;

     o    prior claims of preferred stock to the extent issued and  outstanding;
          and

     o    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                           FORWARD LOOKING STATEMENTS

     The statements contained in this prospectus that are not historical fact are forward-looking statements," which can be identified by the use of forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                 USE OF PROCEEDS


     The net proceeds to Advertain On-Line Inc. from the sale of 100%, 50% and 20% of the common stock offered in this offering are listed below after deducting estimated offering expenses of $50,000 and assuming that no commissions are to be paid for any of the shares to be sold. These proceeds are intended to be utilized substantially as found in the table below. In the event that we raise less than 100% of our offering, we would prioritize spending in the following areas: prize expenditures could be reduced as would marketing to consumers. The two functions work in a reciprocal relationship to each other. Decreased expenditures in marketing would result in fewer consumers on our site which would result in a reduced need for prizes.

     Our priorities lie in employing people who through direct marketing efforts can expand the business. Our current annual salaries for the six months ended June 30, 2000 totaled $181,865. Although it may be necessary to increase a few key employees' salaries to retain their services in our highly competitive job market, we do not expect those increases to significantly affect our bottom line. Further, we anticipate that the executives' salaries will remain constant for at least the next 12 months. However, in the event that we raise a critically low amount of capital, it would be possible to reduce staffing and expenses to a skeletal level while simultaneously maintaining the website in a core service capacity.

Application of                             Approximate      Approximate       Approximate
Proceeds                                  Amount at 20%    Amount at 50%    Amount at 100%
--------------                            -------------    -------------    --------------
Salaries............................       $  110,000        $  350,000        $  700,000
Prizes..............................           60,000            90,000           120,000
Legal...............................           15,600            43,000            83,000
Office..............................            4,400            15,000            33,000
Marketing...........................           30,000           100,000           300,000
Investor Relations Budget...........           10,000            27,000            44,000
Unallocated Working
          Capital...................           30,000            85,000           180,000
                                             --------          --------         ---------
Total...............................          250,000           700,000         1,450,000
                                             ========          ========         =========

     The investor relations budget will be used primarily for the dissemination of current corporate developments to shareholders. Advertain will release information to the shareholders such as news releases, quarterly and annual reports, as well as any other relevant disclosures as required by the Securities and Exchange Commission.

     The amounts apportioned above are only estimates. As of the date of this prospectus, we anticipate expending the above total of $1,450,000 within 12 months of its receipt by us. The actual amount expended to finance any category of expenses may be increased or decreased by our Board of Directors, in its discretion, if required by our operating expenses or if a reapportionment or redirection of funds, including acquisitions consistent with our business strategy, is deemed to be in our best interest. However, as of the date of this prospectus, we have no specific plans, arrangements, understandings or commitments with respect to any such acquisition.


     Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of the proceeds in short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest bearing deposits in major banks.

                                    DILUTION


     Purchasers of the Common Stock offered hereby can expect an immediate and substantial dilution of their investments. Set forth below is a discussion of the dilution, which an investor would experience upon purchasing a share of Common Stock in the Offering. The consolidated net tangible book value of Advertain as of September 30, 2000 was $(5,906). "Consolidated net tangible book value" is the net tangible assets of Advertain (total assets less total liabilities and intangible assets) (see "Unaudited Financial Statements"). As of the date hereof, there are 9,521,890(1) Shares of Advertain's common stock outstanding. Therefore, the consolidated net tangible book value as of September 30, 2000 was a nominal amount.

     After giving effect to the number of outstanding shares as of the date of this prospectus, and in the event that all units offered hereby are sold (2,000,000 shares), the total number of diluted shares outstanding including this document would be 12,061,890 (2) and assuming that no commissions are paid, the pro forma consolidated net tangible book value of the Common Stock would be $4,792,084(3) or $0.40 per share. These figures give effect to the deduction of all of the estimated expenses of the offering, including all printing, legal, accounting, blue sky and other fees. The pro forma consolidated net tangible book value of each share will have increased by approximately $0.40 per share to the present stockholders, and decreased by approximately $1.10 per Share to the investors herein if all 2,000,000 shares are sold.

     After giving effect to the number of outstanding shares as of the date of this prospectus, and in the event that 50% of the units offered hereby are sold (1,000,000 shares), the total number of diluted shares outstanding including this document would be 11,061,890 and assuming that no commissions are paid, the pro forma consolidated net tangible book value of the Common Stock would be $3,332,084 or $0.30 per share. These figures give effect to the deduction of all of the estimated expenses of the offering, including all printing, legal, accounting, blue sky and other fees. The pro forma consolidated net tangible book value of each share will have increased by approximately $0.30 per share to the present stockholders, and decreased by approximately $1.20 per share to the investors herein if only 1,000,000 shares are sold.

     After giving effect to the number of outstanding shares as of the date of this prospectus, and in the event that 20% of the units offered hereby are sold (400,000 shares), the total number of diluted shares outstanding including this document would be 10,461,890 and assuming that no commissions are paid, the pro forma consolidated net tangible book value of the common stock would be $2,415,750 or $0.24 per share. These figures give effect to the deduction of all of the estimated expenses of the offering, including all printing, legal, accounting, blue sky and other fees. The pro forma consolidated net tangible book value of each share will have increased by approximately $0.23 per share to the present stockholders, and decreased by approximately $1.27 per Share to the investors herein if only 1,000,000 Shares are sold.

     Dilution represents the difference between the offering price of the shares offered hereby and the pro forma consolidated net tangible book value per share immediately after the completion of this private offering. Dilution arises mainly from the arbitrary decision by management as to the offering price per share. Dilution of the value of the shares purchased by the investors in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with this offering. The following table illustrates this dilution.

                                                                  100%      50%       20%
------------------------------------------------------------------------------------------
Offering price per share of common stock offered hereby......    $1.50     $l.50     $1.50
Net tangible book value per share before offering.....           $0.00     $0.00     $0.00
Increase per share attributable to new investors.....            $0.40     $0.30     $0.23
Pro forma net tangible book value per share after offering.....  $0.40     $0.30     $0.23
Net tangible book value dilution per share to new investors..... $1.10     $1.20     $1.27


(1) For fully diluted purposes, common shares, 380,000 warrants and 1,235,750 stock options which are either vested or that will vest in three months following the date of this prospectus.

(2) For fully diluted purposes, including this offering, 650,000 warrants and 1,235,750 stock options which are either vested or that will vest in three months following the date of this prospectus. This includes the 270,000 shares of common stock underlying the units issued pursuant to the August, 2000 private placement and the 1,000,000 units offered herein.

(3) Pro forma consolidated net tangible value, assumes all 650,000 warrants and 1,235,750 stock options have been exercised and the 270,000 shares of common stock underlying the units issued pursuant to the August, 2000 private placement and the 1,000,000 units offered herein have been placed and exercised.

                                 CAPITALIZATION


     The following table sets forth the actual cash and capitalization of Advertain as of September 30, 2000 and the adjusted capitalization, which gives effect to the sale of 100% of the common stock offered in this offering as if it occurred on September 30, 2000. It is conceivable that no shares of common stock will be sold in this offering. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                            As of
                                                         September 30,
                                                             2000
                                                          -----------
Short-term debt...................................       $        0
Long-term debt....................................       $        0
Stockholders equity (deficit):....................       $  232,580
Common Stock,
$0.001 par value; 25,000,000
authorized, 7,906,140 actual,
9,176,140 fully diluted...........................      $     9,176
Additional paid in capital........................      $ 1,162,615
Accumulated deficit...............................      $  (951,636)
Total stockholders equity (deficit)...............      $   232,580

                             SELECTED FINANCIAL DATA


     The following selected financial information concerning Advertain has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with the financial statements and the related notes. The financial information as of September 30, 2000 has been derived from the unaudited financial statements of Advertain prepared by Accounting Services Inc., Suite 1260, Stock Exchange Tower, 809 Granville Street, Vancouver, B.C., Canada, telephone 604-685-7450.

Balance Sheet Data:

                                               Year Ended     Nine Months Ended
                                           December 31, 1999  September 30, 2000
                                              ------------      -------------
                                                (audited)       (unaudited)

Total assets.............................     $ 300,867          $ 303,548
Current liabilities......................       195,809             70,968
Long-term debt...........................             0                  0
Total stockholders' equity (deficit).....       105,058            232,580
Statement of Operations Data:
Revenue..................................             0                  0
Expenses:
    Total Expenses.......................      (373,367)          (726,088)
Income from Operations...................             0                  0
Loss before income taxes.................      (373,367)          (951,636)
Provision for income taxes...............             0                  0
Net loss.................................      (373,367)          (951,636)
Net loss per share.......................          (.07)              (.07)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

     The information contained below includes statements of Advertain management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements.

     The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.

Plan of Operation

     We have suffered recurring losses from operations and have a working capital deficiency of $(951,636) which raise substantial concern regarding our ability to continue as a going concern. We believe that the maximum proceeds of this offering will enable us to maintain our operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. We will need to raise approximately $1,500,000 to continue operations for the next 12 months based on our capital expenditure requirements we expect capital to be raised pursuant to sales of the shares of common stock registered by this registration statement.


     We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements.


     In our attempt to position ourselves as an industry leader a great deal of our initial resources have been and will be allocated to the collating and analysis of market research gathered through the advertain.com website. This analysis requires both an extensive commitment of time from skilled market researchers, several of which will be hired with the proceeds. Also, in order to facilitate more cost effective and profitable analysis of the data, we will need to build specialized software capable of reproducing repetitive analysis tasks. The human efforts and software programming efforts are both considered research and development; the goal of this R&D will be to provide us with unparalleled knowledge and understanding of the key ingredients of successful advertainments. This knowledge will be used to provide products, services, and consulting to our industry.


     We believe that mergers and acquisitions may be one of the best avenues for advancing our company and our objectives and believe it may be the most desirable avenue to generating additional revenues within the next 12 months. For instance, we imagine that an expedient way of further developing our market research services could be by acquiring a small but reputable market research company.


     We further believe that after this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through an equity financing, a debt financing, a combination of both, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Currently we have $70,968 in debt. Our financial statements report a loss of $12,303 for the fiscal period ended December 31, 1998. For this period, we paid $4,444 in office expenses and $1,050 in management fees to the original founding shareholders. For the period ended December 31, 1999, we report a loss of $361,064. We paid $16,936 in office expenses and $10,103 in license fees, $55,250 in consulting fees, $61,146 in marketing and promotion costs and $136,308 in subcontractors and wages. For the interim period ended September 30, 2000, we report a loss of $951,636. We paid $240,551 in marketing and promotion and $276,339 in subcontractors and wages. After we raise additional funds through this current offering, we anticipate an increase in the number of employees to twenty.

     Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

                                    BUSINESS

Formation

     Advertain On-Line Inc. was initially incorporated in the State of Nevada on September 1, 1998. Advertain intends to become a significant player in the emerging industry where entertaining content is branded by advertisers or advertisement is made to be entertaining. Management believes that as the demand for and the production of "Advertainment" increase, Advertain will provide first the research tools to create, refine and track the effectiveness of Advertainment, and second, the network on which it can be exposed as part of a new internet advertising model. These two goals will be managed as separate entities within the business, although they are complimentary in function:
Advertain.com for market research, and the Advertain Advertising Network for exposure.

     On July 15, 1999, Advertain acquired all of the issued and outstanding shares of Advertain On-Line Canada Inc. As consideration, Advertain issued 1,550,000 shares of common stock, all of which are restricted shares within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended. The issuance of the 1,550,000 common shares of Advertain represented about 24% of the issued and outstanding shares of common stock at July 15, 1999.

Mission

     Advertainment is defined as any entertaining, engaging, highly interactive or highly animated web based content which is associated directly with a product or service or commercial brand. Interactive games, product demos, cartoons, puzzles, informational productions are examples of forms of entertainment can be branded by advertisers.

     We believe that Internet advertisers have a problem. Banners are widely considered to be losing their efficacy and in some cases just don't work. In our opinion, they provide very little information about a product or its use. Many in the advertising industry have already noted that internet ads need to be "entertaining."

     Macromedia, the builder of interactive CD-ROMs has helped develop online animation and interactivity by building the Shockwave plugin which enables the execution of Macromedia Director and Flash files directly in a browser window. Although, the plug-in has been available for at least three years, in 1998-99, we believe that it took the universal adoption of it by the major browsers and the proliferation of 56K or better internet connections to make these interactive technologies appealing for the masses.

Advertain.com -- Consumer Appeal

     Presently, our staff searches for Advertainment wherever it is found on the internet. This alone is a laborious task which provides value to others who can find it all in our one place. In the future, we anticipate having a substantial portion of our Advertainment brought to us by an aware industry. We hope to organize the Advertainment and provide access to it through categories, keywords, and lists.

     Further, we believe that we will have significant consumer appeal because our web site will empower consumers to vote and have an impact on how the Advertainment is exposed. They will be able to interact with the Advertainment and form opinions about whether they find it dull, mildly interesting, or fabulously entertaining. The people will vote and give their opinion. If an ad is disliked by web surfers it may sink to the bottom of all searches. If web surfers consider it to be excellent entertainment and vote accordingly, the Advertainment may rise to the top of searches.

     In July 1999, our web site became operational. We found that visitors to our web site were spending an average of over 25 minutes there on each visit. We further found that a typical visitor was seeing more than 13 ads and voting on between 8-10.


     The web site allows visitors to see and vote on Advertainment, but for those who enjoy the process, we offer a point system which gives them increased odds of winning better prizes the more they vote and participate as members. When they become members we do not ask for personally identifiable information, just generic information like zip codes and postal codes, gender and age. Important information for market research but not invasive for the member. Even email addresses are optional and as a result virtually everyone gives their correct email address.

     When participating members win prizes, we award them a dollar value and we let them choose the prize they want. Presently, there are seven prize categories. The higher the category, the more points needed to qualify and the more valuable the prizes.

Advertain.com

     We intend to produce a report with general industry analysis for between $300 -- $500. We expect that these reports will be produced in quarterly volumes. The targets for this will be small ad agencies, content developers, the webmasters, and web site development companies.

     Our research shows that Jupiter Communications produces a major report on industry trends each year for $25,000. We plan on offering an enhanced market analysis report related to specific consumer target markets that will be essential for any company intending to spend greater than six figures on Advertainment. Produced at least twice a year with a $3,000 -- $5,000 price range.

     Presently we have a number of fully operational market research products that have been developed. These include the surveying of market segments to discover the effectiveness of a given advertainment based on advertiser design goals. Further, our customized development consultation services are also in a market ready state. Our advertising products are operational but are not yet in a marketable state due to low volumes of consumer traffic; however, a contingency for this is in place. We are developing relationships with other businesses capable of collectively functioning as an advertising network. This advertising network requires considerable research and development and we estimated it will be ready for full market release in the first quarter of 2001.

     We also have a number of specialized research products that we will offer which will allow advertisers to see and test the effectiveness of specific campaigns. We will provide demographic and psychographic profiling of members in relation to their votes and comments. From this profiling, we anticipate being able to provide suggestions for how to more effectively engage their target market. Tied to this will be the ability to bring members who have already voted on a given Advertainment back to do detailed surveys. At present, the market research had not been completed to determine what pricing the market will bear.

     Mr. Janal is an internationally respected Internet marketing consultant, professional speaker and workshop leader, and best-selling author of eight books, including "Dan Janal's Guide to Marketing on the Internet." As president of Janal Communications, Mr. Janal conducts strategic planning seminars and consultations for clients ranging from start-ups to the Fortune 1000. A former public relations executive, Mr. Janal was on the public relations team that launched America Online. He is also a co-founder of the ShowStoppers Media Reception for technology reporters and companies exhibiting at Comdex, PC Expo and InternetWorld. He has been a guest speaker at events sponsored by the U.S. Postal Service, IBM, American Express/IDS, AT&T, Pacific Bell and the American Chemical Society. He holds bachelor's and master's degrees in journalism from Northwestern University's Medill School of Journalism.

The Advertain Advertising Network

     Our vision for Advertainment extends well beyond its exposure on the advertiser's site. Our goal over the next couple of years is to build a network capable of showing Advertainment throughout the web.


     Much of the Advertainment is designed to appeal to a specific demographic. Advertainment is entertaining content for their internet sites that is tailored to their audience's interest and the providers will actually get paid to show the Advertainment. Unlike a banner ad, after a person clicks-through and sees an Advertainment, it is our experience that the web surfers are likely to return to the original site to find more of the same content. In other words, displaying Advertainment enhances the content value of the existing internet site and makes the advertiser money at the same time. Further, the internet site can support their existing business model. Entertainment sites can have collections of rated entertainment that fits their audience and that will constantly be changing to keep people coming back. Advertisers have the potential to make money for doing what is in their best interest without footing the bill to build the content themselves.

     We believe that there are some advantages to an Advertainment network compared to any other form of advertising network on the internet. For example, our experience shows that it is very difficult to launch new products or promote upcoming events online because the cost of driving people to your site is expensive.

     We intend to charge advertisers a base rate of $0.50(cents) for each person who sees their Advertainment on our network (an "Adview"). The revenue will be split 50/50 with the Network. We have no way to estimate the average number of Adviews each Publisher will be able to create since there is no correlative to the model to base an estimate on.


Prize System

Out prize system rewards Advertain members with points for active participation on our site. Roughly, the more advertainment an Advertain member votes on, the greater number of points he will accrue. These points function like individual lottery tickets. The more lottery tickets one holds the greater the odds they will win a prize. Further, we also have prize categories with rising values. The more points a member has, the better their odds of winning higher priced prizes. In this way we motivate our members to actively participate which enriches our market research database for comparative analysis. We do over 100 prize draws per month with a total maximum of $6,500 awarded in prized in given month.


Sales Strategy

 Market Research Sales

     We anticipate selling our industry analysis reports in a number of direct and distributed ways. Industry people will receive monthly top 10 listings from our Industry Insider Newsletter with editorialized analysis. We believe that the involvement of industry people in the editorial process will encourage industry people to purchase the newsletter.

     Additionally, we may use an affiliate sales model or other partnering opportunities to share profits on sales generated with internet publishers whose audiences belong to the interactive advertising community. We will try to include deals with several of the ad industry newsletters with the idea of having our reports bundled with theirs.

     We expect the market research that we design specifically for advertisers will also be sold in several ways such as with a direct sales force. Our marketing efforts are also expected to create demand for research for companies seeking test markets, focus groups and consumer feedback in cost effective and timely fashion.

Advertain Network Traffic Sales

     We will need to sell our network advertising model to the advertisers and/or their agencies. We expect to charge a base rate of $0.50(cents) per clickthrough to an ad that is seen on the network. We anticipate that many of the companies using Advertain.com for market research regarding their Advertainment will likely want to expose it on our Network. Further, many of the companies who have produced Advertainment already will be approached directly by a sales team. Advertainment sitting on their sites may be an under-utilized asset and our network may make sense to those who have already spent the money to build them.

     The initial funding from this offering will fund our projected cash requirements for the next twelve months at which time it is anticipated that we will seek additional funding through equity placements. No such placement has yet been identified or negotiated. Failure to obtain the funding would severely hamper our ability to complete our business plan.

Marketing Strategy

  Advertising


     Advertain will need to advertise in the upcoming months in one or two capacities. We are presently spending $1,500 per month on a small ad campaign on webstakes.com. This campaign produced 10,000 new members in January 2000, with exposure to as many as 30,000 people. We have used this small campaign to bridge the period until its aggressive PR and online marketing can take over after which time we may stop using conventional online advertising all together.


     The majority of advertising spending online will be focused on the interactive advertising community. We have started a direct mail campaign aimed at this audience. We will likely also do some print advertising in trade magazines timed with advertising buys in the online advertising community.

  Trade Shows

     In addition to off-line advertising we intend to appear in trade shows. During the Internet World conference in April. Advertain took part in Dan Janal's Showstoppers event to expose its concept to the media covering the show. Management recognizes the value of exposure during these highly visible events, but details of when and where will be a function of the evolving PR strategy.

  Internet Marketing

     We intend to drive traffic using our advertising network, link exchanges, and viral marketing. We believe that we will create branding and public awareness for our site from our network publishers. Whenever Advertainment is shown on our network, an additional vote window is also displayed. This vote window will have its consumer positioning statements while also providing links back to its site.

     Through link exchanges with strategic partners we hope to gather highly targeted traffic. For instance, this year we began a strategic relationship with Brandera.com. They provide a number of services for the interactive advertising community. Brandera.com and Advertain became interested in each other from a strategic and business development perspective early in the year 2000. While there have been a few small contracts related specifically to joint advertising efforts or periodic link exchanges, there is no formal binding agreement between the companies.

     Besides traffic exchanged through strategically placed sponsorship graphics on each other's sites, we have begun a joint effort to create an industry specific contact list for Advertain. They are promoting the Advertainment Industry Insider newsletter in exchange for editorial opportunities and branding in it. We receive highly targeted industry traffic and they receive access to our proprietary listings of how Industry Insiders vote as opposed to consumers. We anticipate that this same list will later be used to sell our products and promote our services.

Competition

     There is considerable competition for consumer traffic on the Internet; consumer traffic is needed to generate advertising sales. There is also significant competition in the market research industry. We cope with competition in these two different areas as follows: first, to generate consumer traffic we provide a range of unique and free services to consumers. We provide easy access to entertaining content which consumers find appealing and further offer them the opportunities to win prizes merely for offering their opinions on the advertainments they have played with. These consumer benefits attract some consumers but largely act as catalysts to bring many back for repeat visits. Further, unlike in the off-line economy, competitive partnering is often done on the Internet. We believe that Internet consumers rarely spend all their time on one site, thus, by partnering with our competition with link exchanges, we are capable of attracting more well-targeted consumers.

     To compete with the growing and aggressive Internet market research industry, we have chosen to specialize. We are almost entirely unique on the internet in our focus on Advertainment for our market research products. We believe that we were the first company to market and appear to be the largest and most established in regards to advertainment market research. As a result, we have collected an enormous database of normative market research that gives us lower margins for error and quicker, more accurate responses to advertiser needs.


Employees

     We presently employ 12 persons full time: 3 Administration, 6 Operations, 3 Sales & Marketing. Within 12 Months management anticipates having approximately 20 Employees: 3 Administrative, 2 Clerical, 9 Operations, 6 Sales & Marketing. The employees are not subject to any collective bargaining agreements and management feels that its relationship with its employees is good. Furthermore, management has implemented an employee incentive program in fiscal year 2000. For additional information see "Management -- Board of Directors and Executive Officers."

Seasonality

     Management does not believe that the change in season will have a material affect on our financial condition or our operations.

Legal Matters

     We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Advertain, its officers or directors.

Facilities

     Advertain On-Line Inc. currently operates out of office space located at 341 Water St., 3rd Floor, Vancouver, B.C. The office space aggregates approximately 3,000 square feet. We have not leased any manufacturing space at this time. Advertain On-Line Inc. carries $1,000,000 in liability insurance on the current office space.

     To date, we have no investment or interest in any real estate, nor do any of our principal officers.

                                   MANAGEMENT

Directors and Executive Officers

     The By-Laws of Advertain provide for a Board of Directors of at least one director, whose term(s) shall be for one year.

     The directors and executive officers of Advertain are as follows:


Name                             Age       Position(s) with Advertain
----                             ----      ----------------------------
A Cage.......................     34       President, CEO, Chairman and
                                             Director
Robert Knight................     43       CFO, Secretary and Director
Corey Rudl...................     29       Board of Directors
Randy Buchamer...............     43       Board of Directors


     The advisory board of Advertain consists of the following individuals:

Dan Janal ...................     45       Member of Advisory Board
Majid Khoury ................     39       Member of Advisory Board

     A Cage currently serves as Advertain's president and director, a position he has held since Advertain acquired Advertain On-Line Canada Inc. on June 23rd, 1999. Mr. Cage was self employed for the previous five years running a company called Multi Mind Productions. His company specialized in computer graphic illustration and technical communication with a very high involvement with internet based training.


     Robert Knight served as Advertain's president, secretary, treasurer and director since inception, July 9, 1998, until June 23, 1999. Robert Knight serves as CFO and director of Advertain since appointment May 14, 1999. Mr. Knight serves as president, secretary, treasurer and director for Adriatic Holdings Limited, a Company which intends to be a provider of quality electrical products to the commercial and industrial electrical industry, since July 9, 1998. Since September 1, 1998, Mr. Knight served as president and director of Coretech Industries, Inc., a development stage company, formed to consolidate the yacht brokerage industry (no revenues); Centaur BioResearch Inc., which specializes in licensing its genetic research services and databases to pharmaceutical and biotechnology companies by the Internet (no revenues); and SmartGate Inc., a supplier of safety sensor systems to the parking gate industry (no revenues). Since November 1997, Mr. Knight served as president and director of Peregrine Mineral Resources Group, Inc., a mineral exploration company (no revenues). From June 24, 1997 to February 1, 1999, Mr. Knight served as president and director of ANM Holdings Corporation who merged with International Menu Solutions Corp., whose shares are publicly traded on the OTC-BB. Mr. Knight is no longer involved with the company who recorded sales of $21,000,000 for its most recent 9 month reporting period. From March 24, 1997 to July 1, 1998, Mr. Knight served as president and director of AFD Capital Group, Inc. a development stage company formed to develop quality electrical products (no revenues). From November 12, 1996 to February 1, 1999, Mr. Knight served as president and director of Biologistics, Inc., a development stage company formed to engage in the business of clinical consulting, contract packaging and labeling services for clinical studies. The company subsequently merged with Skintek Labs, Inc. (OTC-BB)which continues as an operating company. From November 1995 to September 1996, Mr. Knight served as president and director of BioQuest, Inc., a development stage company formed to develop therapeutics and vaccines for the effective treatment of the Human Immunodeficiency Virus (HIV), formerly Victoria Enterprises, Inc. (after the merger between Victoria Enterprises, Inc. and BioQuest, Inc. became effective, Mr. Knight resigned as president, secretary and treasurer but remained a director until May 1998). Shares of BioQuest are quoted on the "pink sheets". From December 1992 to June 1995, Mr. Knight served as president and director of J.A. Industries (Canada) Inc., a private British Columbia corporation formed to become a provider of quality electrical products to the commercial and industrial electrical industry. Mr. Knight has had no relationship with J.A. (Canada) Inc. since it was acquired in 1996. From June 1994 to August 1996, Mr. Knight served as a director of Everest Security Systems Corporation, a development stage company formed to become a home alarm service and installation company. The company subsequently merged with Everest Security Systems Corporation (OTC BB) who had sales of $13,000,000 for its most recent 9 month reporting period. From 1991 to September 1996, Mr. Knight served as an independent financial consultant involved in the administration of public companies. Mr. Knight has 15 years of experience in corporate management and finance. Mr. Knight will devote approximately fifty per cent (50%) of business time to the operations of Advertain On-Line Inc



     Corey Rudl was appointed to Advertain's board of directors on April 11, 2000. Mr. Rudl owns the Internet Marketing Center(R), a privately held corporation, as well as four online businesses. He also consults for hundreds of clients from "mom and pop" or "home-based" businesses to large multimillion dollar corporations. The Internet Marketing Center specializes in showing small businesses unique and unconventional ways to promote their business on the internet. Mr. Rudl started his first online business in 1994 (the birth of e-commerce on the internet). He has many large online successes "under his belt". Mr. Rudl gets over 500,000 visitors to his web sites each month and does over $5.2 million in sales online every year from his online businesses, not including the millions of dollars in sales he helps generate for his clients.

     Randy Buchamer, a principal in Vast Capital Group, a Vancouver, B.C.-based venture capital firm, and a director of several other public companies joined Advertain on March 14, 2000. Prior to his involvement in Vast Capital, Mr. Buchamer was managing director of operations for The Jim Pattison Group, a privately held multinational conglomerate. He has held senior management positions at Mohawk Oil Co., including chief operating officer and chief information officer. He was also founder and president of two software companies with offices in Los Angeles, Toronto and Vancouver.

The Board of Advisors

     The board of advisors will provide key insights into the various industries that Advertain intends to do business in. The advisory board will ideally be made up of seasoned professionals with experience in industries ranging from advertising, market research, public relations, and internet commerce. This board has no managerial function nor any form of executive power in the organization and will be used strictly for advice, contacts, and information. It is, however, likely that any or all of the advisory board members may be retained by Advertain as contractors at which time contractor agreements will be used.

     Dan Janal was appointed to Advertain's advisory board on June 13, 2000. Mr. Janal is an internationally respected Internet marketing consultant, professional speaker and workshop leader, and best-selling author of eight books, including "Dan Janal(1)s Guide to Marketing on the Internet." As president of Janal Communications, Mr. Janal conducts strategic planning seminars and consultations for clients ranging from start-ups to the Fortune 1000. A former public relations executive, Mr. Janal was on the public relations team that launched America Online, the premier online service. He is also a co-founder of the ShowStoppers Media Reception for technology reporters and companies exhibiting at Comdex, PC Expo and InternetWorld. He has been a guest speaker at events sponsored by the U.S. Postal Service, IBM, American Express/IDS, AT&T, Pacific Bell and the American Chemical Society. He received a bachelor of science and a master of science degrees in journalism from Northwestern University's Medill School of Journalism in 1977 and 1978, respectively.

     Majid Khoury was appointed to the Advertain Board of Advisors on June 9, 2000. Mr. Khoury's company, Market Explorers, provides qualitative and quantitative research across North America in English, French, Cantonese and Mandarin. Its research programs have been used to test advertising creative, track the impact of advertising programs, and evaluate direct mail promotions and sponsorships. Mr. Khoury holds an M.B.A. from Concordia University in Montreal and a B.A. from American University in Beirut, Lebanon. A guest speaker at numerous marketing conferences, Mr. Khoury has served as co-president of the Professional Marketing Research Society -- BC Chapter, and has published a number of research papers and articles.

Board of Directors and Executive Officers


     To date, A Cage, Bob Knight, Cory Rudl and Randy Buchamer are the executive officers and directors of Advertain On-Line Inc. Directors of Advertain On-Line Inc. serve until the annual meetings of stockholders and until their respective successors are duly elected and qualified. The executive officers are elected annually by the Board of Directors and serve terms of one year or until their death, resignation or removal by the Board of Directors. All members of the Board of Directors are eligible to participate in Advertain's stock option plans. See "Business -- Employees."


Board Committees

     To date, a formal Board Committee has not been selected.

Compensation of Directors

     To date, Mr. Knight has not collected any compensation for his services as director of Advertain. Mr. Buchamer received 50,000 options on March 14, 2000, exercisable at $0.50. Mr. Rudl received 300,000 stock options on April 11, 2000, exercisable at $1.00.

Executive Compensation

     The following summary sets forth the cash and other compensation paid or accrued by Advertain for the fiscal years ended December 31, 1998 and 1999, respectively with respect to services performed by A Cage as chief executive officer and president, Bob Knight as chief financial officer and treasurer and Greg Spronken as chief operating officer.


Annual Compensation                                                Long Term  Compensation
                                                          Other   Securities
Name and                                                  Annual  Underlying    All Other
Principle Position    Year     Salary($)      Bonus   Compensation  Options    Compensation
------------------    ----     ---------      -----   ------------  -------    ------------
A Cage
President/CEO         1998        none         none        none        none        none
                      1999      32,250         none        none     550,000        none
Robert Knight
Treasurer/CFO         1998        none         none        none        none        none
                      1999      23,000(1)      none        none        none        none

----------
(1) Robert Knight paid through Knight Financial Ltd., a private consulting company.




1999 and 2000 Stock Option Plans

     On May 31, 1999, Advertain adopted a employee consultant and advisory stock option plan. Further, on January 4, 2000, Advertain adopted a employee consultant and advisory stock option plan. The shares of common stock issued for services rendered pursuant to the plans shall be authorized by the Board of Directors of Advertain. Shares may be issued to persons who are, at the time of issuance, employees or officers of, or consultants or advisors to, Advertain; and common stock may be issued to consultants or advisors who have rendered or are rendering and are expect to continue to render consulting or advisory services, including professional advisory services, to Advertain.

                     INDIVIDUAL GRANTS FOR FISCAL YEAR 1999


                       Number of
                       Securities      % of Total
                       Underlying      Options Granted
                       Options         to Employees in      Exercise Price    Expiration
    Name               Granted         Fiscal Year          ($/Sh)            Date
    ----               -------         -----------          ------            ----
    A Cage             550,000            68.7               0.50             9/15/09
    CEO, President,
    Chairman and
    Director

    Robert Knight         0                 0                 --                --
    CFO, Secretary
    and Director


     We have reserved for issuance 160,000 shares to employees, exercisable at $0.25 and 1,115,000 shares exercisable for $0.50 in 1999. We have also reserved for issuance 1,000,000 shares to employees, exercisable at $1.00 for 2000.

Limitation of Liability and Indemnification

     Advertain's Certificate of Incorporation and By-Laws contain provisions which may indemnify our officers and directors for expenses associated with lawsuits brought against them in their capacities as officers and/or directors of Advertain. The operative provisions are Article VII of our By-Laws and
Article XI of the Certificate of Incorporation. However, we are unaware of any pending or threatened litigation against Advertain or its directors that would result in any liability for which any director would seek indemnification or similar protection.

     The Nevada General Corporation Law and Advertain's Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of Advertain against expenses incurred by him or her in connection with any action, suit, or proceeding to which the person is named a party by reason of having acted or served in such capacity, except for liabilities arising from the person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of Advertain who was found liable for misconduct or negligence in the performance of duty may obtain indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines that a person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Advertain pursuant to the foregoing provisions, management has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     To date, we have not entered into any indemnification agreements with our officers and directors. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. These agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, these agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.


     Although we have not entered into any indemnification agreements, A Cage's consulting agreement incorporates indemnification provisions which basically protect Mr. Cage from liability and the expenses associated in defending any lawsuit in regards to his consulting agreement with us.


                              CERTAIN TRANSACTIONS

     During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Advertain's capital stock.

     On June 1, 1999, we entered into an independent contractor agreement with Knight Financial Ltd. Pursuant to the terms of the Agreement, the consultant will prepare, advise, co-ordinate and supervise all administrative aspects of operating a public company. The original term of the agreement was until December 31, 1999 at which time the Company exercised the option to extend the agreement for another six months. Subsequently, the Company has again extended the consulting contract for an additional 12 months. The Company pays the consultant $3,000 USD per month for the services performed pursuant to the agreement.

     On June 23, 1999, we entered into a consulting agreement with Cage Consulting Ltd., a company organized in British Columbia ("Cage Consulting"), pursuant to which Cage Consulting provides computer software development services, technical services and computer support and marketing services. The term of the consulting agreement is for two years and will be automatically renewed for successive terms of two years unless either party satisfies the notice requirements thereunder. In exchange for the serviced contemplated by the consulting agreement, we agreed to pay $60,000 (USD) per year. Cage Consulting may terminate the consulting agreement if: (i) at any time on not less than 90 days written notice or at any time of a Change of Control (as that term is defined therein); (ii) if a significant employee of the Cage Consulting is under a Permanent Disability (as that term is defined therein) on not less than 30 days written notice; or (iii) immediately, without notice, if we breach the agreement, provided that we waive any such notice. We may terminate the consulting agreement: (i) without notice and at any time if Cage Consulting is in breach of its material duties or obligations; or (ii) at any time on 60 days written notice to Cage Consulting.

     Since our inception, we have not contracted with any promoters, nor have we had any type of indirect relationship with any promoters.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth the beneficial ownership of the shares of voting stock of Advertain On-Line Inc. as of September 30, 2000 by: (i) each person who is known by Advertain On-Line Inc. to beneficially own more than 5% of common stock; (ii) Advertain's chief executive officer; (iii) each director; and (iv) all directors and executive officers of Advertain On-Line Inc. as a group.


Name and Address of Beneficial                Amount and Nature of Shares
Percentage of Owner                               Beneficially Owned         Ownership
------------------------------                ---------------------------    ---------

G.M. Capital Partners, LTD.(1)                         1,000,000               12.23
Place de Saint-Gervais 1
Case Postale 2049
CH-1211  Geneve 1


A Cage(2)                                              1,550,000               18.99%

Robert Knight(2)                                       0                       0%

Greg Spronken(2)                                       0                       0%

Corey Rudl(2)                                          0                       0%

Randy Buchamer(2)                                      0                       0%

Dan Janal(2)                                           0                       0%

Majid Khoury(2)                                        0                       0%


All executive officers and                             1,550,000               18.99%
directors as a group (1 person)


1. G.M. Capital Partners, LTD. is a corporation incorporated under the laws of Switzerland. Mark Hartman and Martin Stuiki are the two shareholders of the company. Marc Angst and J.A. Michie are the directors of G.M. Capital Partners. Further, Mssrs. Angst and Michie have the authority, as granted to them by the shareholders of G.M. Capital Partners, LTD. to vote the shares of Advertain held by G.M. Capital Partners, LTD. Neither director owns or has the right to vote any shares of G.M. Capital Partners, LTD.


2. All addresses are c/o Advertain On-Line Inc., 341 Water Street - 3rd Floor, Vancouver, B.C. V6B1B8.

                            DESCRIPTION OF SECURITIES

Common Stock


     General. Advertain's authorized capital stock consists of 25,000,000 shares of common stock, $.001 par value per share. As of September 30, 2000, there were 8,176,140 shares issued and outstanding held by 55 holders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. On August 23, 2000, Advertain issued an additional 270,000 shares of common stock to one individual. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. Assuming the total sale of all units and the exercise of all warrants offered hereunder, at the completion of this offering, the present stockholders of Advertain as of June 30, 2000 will own beneficially 80.3% of shares outstanding.


     Voting Rights. Each share of common stock entitles the holder thereof to one cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Advertain.

     Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when and as declared by Advertain's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Advertain On-Line Inc. has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, the operating and financial condition as well as our capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See "Dividend Policy."

     Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Advertain, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Advertain after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Units.


     The securities being offered by this prospectus are in the form of units. The price of the units are $1.50 per unit. One unit consists of one share of common stock and one Class A Warrant to purchase one share of common stock at a price of $1.50 per share. The units are immediately separable upon issuance.


Class A Warrants.

     The Class A Warrants offered hereby will be issued in registered form. The following summary of the provision of the warrants is qualified in its entirety by referenced to the Form of Warrant, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.


     Rights to purchase common stock. Each Class A Warrant will be separable immediately and will entitle the registered holder thereof to purchase one share of common stock (subject to the adjustment described below) for a period of 2 years commencing on the effective date of this prospectus at a price of $1.50 per share of common stock. A holder of Class A Warrants may exercise the warrants by surrendering the certificate evidencing the warrants to the warrant agent (as that term is defined in the Form of Warrant), together with the form of election to purchase on the reverse side of such certificate properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Holders of the Class A Warrants may sell the Class A Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will develop or continue as to the Class A Warrants.

     For a holder of a warrant to exercise the Class A Warrants, there must be a current registration statement on file with the Commission and various state securities commissions. Advertain will be required to file post-effective amendments to the registration statement when events require an amendment. While it is our intention to file post-effective amendments when necessary, there is no assurance that the registration statement will be kept effective. If the registration statement is not kept current for any reason, the Class A Warrants will not be exercisable, and holder thereof may be deprived of value. Moreover, if the shares of common stock underlying the Class A Warrants are not registered or qualified for sale in the state in which a Class A Warrant holder resides, such holder might not be permitted to exercise the Class A Warrants. If we are unable to qualify the common stock underlying the Class A Warrants for sale in certain states, holders of the Class A Warrants in those states will have no choice but to either sell the Class A Warrants or allow them to expire.

     We have authorized and reserved for issuance a number of underlying shares of common stock sufficient to provide for the exercise of the Class A Warrants. When issued, each share of common stock will be fully paid and nonassessable.

     Class A Warrant holders will not have any voting or other rights as shareholders of the Advertain unless and until Class A Warrants are exercised and shares issued pursuant thereto.

     Redemption Rights. Any or all of the Class A Warrants may be redeemed by Advertain at a price of $.01 per warrant, upon the giving of not less than thirty (30) days' nor more than sixty (60) days' written notice at any time after the date of this prospectus, provided that the closing bid price of the common stock for all twenty (20) consecutive trading days ending three (3) days of the notice of redemption has equaled or exceeded $3.00 per share. The right to purchase the common stock represented by the Class A Warrants so called for redemption will be forfeited unless the Class A Warrants are exercised prior to the date specified in the foregoing notice of redemption.

     Adjustments. The exercise price and the number of shares of common stock issuable upon the exercise of each Class A Warrant are subject to adjustment in the event of a stock dividend, recapitalization, merger, consolidation or certain other events.

     For the life of the Class A Warrants, the holders thereof are given the opportunity, at a nominal cost, to profit from a rise in the market price of the common stock of Advertain. The exercise of the Class A Warrants will result in the dilution of the then book value of the common stock of Advertain held by the public investors and would result in a dilution of their percentage ownership of Advertain. The terms upon which we may obtain additional capital may be adversely affected through the period that the Class A Warrants remain exercisable. The holders of these Class A Warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Class A Warrants.


Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Liberty Transfer Co., 191 New York Avenue, Huntington, NY 11743-2711.

                              PLAN OF DISTRIBUTION


     Management plans on limiting its marketing efforts of the securities offered pursuant to this prospectus to personal contacts of management. Management will not receive any compensation for those marketing and sales efforts.

     This offering is a "best-efforts", no-minimum offering, and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered in this prospectus. We plan to close the offering on ___________, 2000. However, we reserve the right to terminate the Offering without notice ant any time prior to the sale of all the Units offered in the prospectus. We may sell Units from time to time in one or more transactions at a price of $1.50 per share.


     The Units will be offered by our executive officers to prospective investors. Pursuant to Rule 3a4-1 of the Exchange Act of 1934, the officers will not be deemed "brokers" as defined in the Exchange Act of 1934 by his participation in the offering.


     To comply with the securities laws of certain jurisdictions, as applicable, the common stock may be offered and sold only through registered or licensed brokers or dealers. In addition, the common stock may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise.


                         DETERMINATION OF OFFERING PRICE


     The price of the shares being offered bears no relationship to the assets, book value or net worth of Advertain and should not be considered as an indication of our actual value. The offering price of the shares was determined arbitrarily by management. For additional information see "Dilution."


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Advertain trades publicly on the Pink Sheets under the symbol AVTO. Sales of substantial amounts of the common stock in the public market could adversely affect the market price of the common stock from time to time in the public market and could impair our ability to raise additional capital through the sale of equity securities in the future.

Price Range of Common Stock


     Advertain has been trading on the Pink Sheets under the symbol AVTO since January 19, 2000. The following table sets for the high and low closing prices for the common stock for the periods indicated. As of September 30, 2000, there were approximately 54 holders of record of the common stock. On September 30, 2000, the closing sales price of Advertain's common stock was $0.25 per share. The following quotes were taken from the "Bloomberg Professional" website.


                                                 High               Low
                                                 ----               ---
Third Quarter through
September 30, 2000......................         $0.75             $0.25
Second Quarter through
June 30, 2000...........................         $1.55             $0.60
First Quarter through
March 31, 2000..........................         $1.99             $1.00

                         SHARES ELIGIBLE FOR FUTURE SALE

     Of the 8,176,140 shares of common stock currently outstanding, 4,935,000 shares are freely tradable without restriction or the need for further registration under the Securities Act. The remaining 3,241,140 shares are held by affiliates of Advertain On-Line Inc. and are "restricted securities," as that term is defined under Rule 144, promulgated under the Securities Act and will continue to be restricted after this offering. The restricted securities will become freely tradable if they are subsequently registered under the Securities Act or to the extent permitted by Rule 144 or some other exemption from registration under the Securities Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock. Furthermore, none of the restricted shares are currently eligible for resale under Rule 144 without regard to volume limitations.

     No prediction can be made as to the effect, if any, that sales of shares in the public market of Advertain's common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair Advertain's ability to raise capital through the sale of its equity securities. See "Risk Factors."

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for Advertain On-Line Inc. by the law firm of Beckman, Millman & Sanders, LLP, 116 John Street, Suite 1313, New York, New York 10038.

                                     EXPERTS

     Davidson & Co. independent certified public accountants, have audited our financial statements for the fiscal year ended December 31, 1999, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934 (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded.

     Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

     The public may read and copy any materials Advertain On-Line Inc. files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS



Advertain On-Line Inc.
   Unaudited Interim Consolidated Financial Statements - September 30, 2000
       Interim Consolidated
       Consolidated Balance Sheet..................................        F-2
       Consolidated Statement of Operations........................        F-3
       Consolidated Statement of Cash Flows........................        F-4
       Consolidated Statement of Stockholders' Equity..............        F-5
       Notes to Financial Statements...............................    F-6-F-8
   Audited Consolidated Financial Statements - December 31, 1999
       Independent Auditor's Report................................        F-9
       Consolidated Balance Sheet..................................        F-10
       Consolidated Statement of Operations........................        F-11
       Consolidated Statement of Cash Flows........................        F-12
       Consolidated Statement of Changes in Stockholders' Equity           F-13
       Notes to Financial Statements...............................   F-14-F-21
   Pro-Forma Consolidated Financial Statement - December 31, 1999
       Company Report..............................................        F-22
       Consolidated Statement of Operations........................        F-23
       Notes to Financial Statements...............................        F-24

Advertain On-Line Canada Inc.
   Audited Financial Statements - June 23, 1999
       Auditor's Report............................................        F-25
       Balance Sheet...............................................        F-26
       Statement of Operations and Deficit.........................        F-27
       Statement of Cash Flows.....................................        F-28
       Note to the Financial Statements............................   F-29-F-32

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
(Unaudited - Prepared by Management)

==================================================================================================================
                                                                               September 30,          December 31,
                                                                                        2000                  1999
------------------------------------------------------------------------------------------------------------------
                                                                                                         (Audited)
ASSETS

Current
    Cash                                                                         $     5,803           $    43,549
    Funds held in trust                                                                5,000                11,929
    Accounts receivable                                                               20,033                10,721
    Prepaid expenses                                                                   2,222                  --
    Due from related parties                                                          19,730                  --
                                                                                 -----------           -----------

                                                                                      52,788                66,199

Capital assets, net of accumulated amortization                                       65,062                56,679

Web site                                                                             185,698               185,698
                                                                                 -----------           -----------

                                                                                 $   303,548           $   308,576
==================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Accounts payable and accrued liabilities                                     $    27,436           $    33,654
    Due to related parties                                                            43,532                56,754
    Promissory note payable                                                             --                 105,401
                                                                                 -----------           -----------

                                                                                      70,968               195,809
                                                                                 -----------           -----------

Stockholders' equity
    Capital stock
        Authorized
            25,000,000 Common shares with a par value of $0.001 per share
        Issued
            8,176,140 Common shares                                                    8,176                 6,985
    Additional paid-in capital                                                     1,162,615               228,765
    Subscriptions received in advance                                                 13,425               242,675
    Deficit accumulated during the development stage                                (951,636)             (365,658)
                                                                                 -----------           -----------

                                                                                     232,580               112,767
                                                                                 -----------           -----------

                                                                                 $   303,548           $   308,576
==================================================================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited - Prepared by Management)

========================================================================================================
                                                                                            Period From
                                                                                          Incorporation
                                                                                                     on
                                                                         Nine month        September 1,
                                                                       Period Ended             1998 to
                                                                      September 30,        December 31,
                                                                               2000                1999
--------------------------------------------------------------------------------------------------------
                                                                                               (Audited)
EXPENSES
    Amortization                                                        $    29,705         $     9,523
    Consulting                                                               17,686              55,250
    Interest and bank charges                                                 9,456               6,392
    Management fees                                                          24,028                --
    Marketing and promotion                                                 240,551              61,377
    Office and miscellaneous                                                 31,582              14,502
    Printing                                                                  8,474                --
    Professional fees                                                        46,698              55,626
    Rent                                                                     12,735               5,609
    Subcontractors and wages                                                276,339             136,862
    Telephone and internet                                                   11,186              11,059
    Travel and promotion                                                     11,251               6,461
    Transfer agent and listing fees                                           6,397               2,997
                                                                        -----------         -----------

Loss before other items                                                    (726,088)           (365,658)
                                                                        -----------         -----------

OTHER ITEMS
    Sales                                                                   139,846                --
    Interest income                                                             264                --
                                                                        -----------         -----------

                                                                            140,110                --
                                                                        -----------         -----------

Loss for the period                                                        (585,978)           (365,658)


Deficit, beginning of period                                               (365,658)               --
                                                                        -----------         -----------


Deficit, end of period                                                  $  (951,636)        $  (365,658)
========================================================================================================

Basic and diluted loss per share                                        $     (0.07)        $     (0.07)
========================================================================================================

Weighted average number of shares outstanding                             7,797,714           5,169,684
========================================================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited - Prepared by Management)

===========================================================================================================================
                                                                                                               Period From
                                                                                                             Incorporation
                                                                                                                        on
                                                                                              Nine Month      September 1,
                                                                                            Period Ended           1998 to
                                                                                           September 30,      December 31,
                                                                                                    2000              1999
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                  (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                                        $(585,978)        $(365,658)
    Item not affecting cash
        Amortization                                                                              29,705             9,523

    Change in non-cash working capital items
        (Increase) decrease in funds held in trust                                                 6,929           (11,929)
        (Increase) decrease in accounts receivable                                                (9,312)           (9,110)
        (Increase) decrease in prepaids                                                           (2,222)             --
        (Increase) decrease in due from related parties                                          (19,730)             --
        Increase (decrease) in accounts payable                                                   (6,218)           25,712
        Increase (decrease) in due to related parties                                            (13,222)            1,314
        Increase (decrease) in promissory note payable                                          (105,401)            4,734
                                                                                                                 ---------

    Net cash used in operating activities                                                       (705,449)         (345,414)
                                                                                               ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                                (38,088)          (46,286)
    Acquisition of cash on purchase of subsidiary                                                   --              49,824
                                                                                               ---------         ---------

    Net cash provided by investing activities                                                    (38,088)            3,538
                                                                                               ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shares issued                                                                  935,041           142,750
    Subscriptions received in advance                                                           (229,250)          242,675
                                                                                               ---------         ---------

    Net cash provided by financing activities                                                    705,791           385,425
                                                                                               ---------         ---------

Change in cash position during the period                                                        (37,746)           43,549

Cash, beginning of period                                                                         43,549              --
                                                                                               ---------         ---------

Cash, end of period                                                                            $   5,803         $  43,549
===========================================================================================================================

Supplemental disclosure for non-cash operating, investing, and financing activities
    Shares issued for purchase of subsidiary                                                   $    --           $  93,000
    Cash paid during the period for interest                                                        --                --
    Share issued for settlement of debt                                                          135,041              --
===========================================================================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited - Prepared by Management)
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO SEPTEMBER 30, 2000

====================================================================================================================================
                                                                    Common Stock                             Deficit
                                                             --------------------------                  Accumulated
                                                                                            Additional    During the
                                                                  Number                       Paid-in   Development
                                                               of Shares         Amount        Capital         Stage          Total
------------------------------------------------------------------------------------------------------------------------------------
September 14, 1998, shares issued for cash
   at $0.001 per share                                         1,000,000     $    1,000     $     --      $     --       $    1,000

September 14, 1998, shares issued for cash
   at $0.001 per share                                            50,000             50           --            --               50

March 15, 1999, shares issued for cash at
   $0.01 per share                                             4,000,000          4,000         36,000          --           40,000

March 25, 1999, shares issued for cash at
   $0.05 per share                                                35,000             35          1,715          --            1,750

June 23, 1999, shares issued for the
   acquisition of Advertain On-Line
   Canada Inc.                                                 1,550,000          1,550         91,450          --           93,000

September 14, 1999, shares issued for cash
   at $0.25 per share                                            400,000            400         99,600          --          100,000

October 4, 1999, shares returned and
   cancelled at $0.001 per share                                 (50,000)           (50)          --            --              (50)

Loss for the period                                                 --             --             --        (365,658)      (365,658)
                                                              ----------     ----------     ----------    ----------     ----------

Balance, December 31, 1999                                     6,985,000          6,985        228,765      (365,658)      (129,908)

January 11, 2000, shares issued for
   settlement of debt at $0.001 per share                         23,000             23         11,477          --           11,500

January 28, 2000, shares issued for a
   private placement at $0.50 per share                          500,000            500        249,500          --          250,000

March 1, 2000, shares issued for a
   private placement at $1.00 per share                          280,000            280        279,720          --          280,000

March 1, 2000, shares issued for
   settlement of debt at $0.001                                  100,000            100        105,301          --          105,401

April 24, 2000 issued 5,300 shares of $0.001 par
   value common stock for settlement of debt                       5,300              5          5,295          --            5,300

May 8, 2000 issued 12,840 shares of $0.001 par
   value common stock for settlement of debt                      12,840             13         12,827          --           12,840

August 24, 2000, shares issued for a private
  placement at $1.00 per share                                   270,000            270        269,730          --          270,000

Loss for the period                                                 --             --             --        (585,978)      (585,978)
                                                              ----------     ----------     ----------    ----------     ----------

Balance, September 30, 2000                                    8,176,140     $    8,176     $1,162,615    $ (951,636)    $  219,155
====================================================================================================================================

ADVERTAIN ON-LINE, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
At September 30, 2000
(unaudited)


Note 1 - Organization and Summary of Significant Accounting Policies

Organization:

On September 1, 1998 Advertain On-Line Inc. (f/k/a/ Silverwing Systems Corporation, the "Company") was incorporated under the laws of Nevada and intends to capitalize on opportunities within the internet advertising industry.

Development Stage:

The Company is currently in the development stage and has no significant operations to date.

Income Taxes:


Income Taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those difference, which will either be taxable or deductible when the assets and liabilities are offset future taxable income and tax credits that are available to offset federal income taxes. Due to the Company's net operating loss there are no income taxes currently due. Also, there were no material differences between recorded book basis and tax basis at September 30, 2000


Statement of Cash Flow

For Purposes of the statement of cash flows, the Company considers demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalent.

Cash paid for interest and taxes in the period ended July 30, 2000 was $-0-

Net (Loss) Per Common Share


The net (loss) per common share is computed by dividing the net (loss) for the period by the weighted average number of shares outstanding at September 30, 2000


Note 2 - Capital Stock

Common Stock:


The Company initially authorized 25,000,000 shares of $0.001 par value common stock. of which 8,176,140 shares of common stock have been issued as of the date of this report.

The Company has declared no dividends through September 30, 2000.

ADVERTAIN ON-LINE, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
At September 30, 2000.
(unaudited)


Note 3 - Acquisition of Advertain On-Line Canada

On July 15, 1999 the Company entered into an agreement to acquire 100% of the shares of Advertain On-Line Canada Inc. by the issuance of 1,550,000 shares of $0.001 par value common stock. Also, as part of the transaction, a founding shareholder and director of the Company agreed to cancel 50,000 shares of $0.001 par value common stock and return such shares to treasury.

Note 4 - Certain Transaction

On September 14, 1998 the Company issued to 1,000,000 shares of $0.001 par value common stock to one investor for cash at $0.001 per share. The Company also issued 50,000 shares of $0.001 par value common stock to an officer and director of the Company for services rendered at a deemed value of $0.001 per share.

On March 15, 1999 the Company issued 4,000,000 shares of $0.001 par value common stock for cash at $0.01 per share.

On March 25, 1999 the Company issued 35,000 shares of $0.001 par value common stock for cash at $0.05 per share.

On July 15, 1999 the Company entered into an agreement to purchase 100% of the shares of Advertain On-Line Canada Inc. by the issuance of 1,550,000 shares to the shareholder of Advertain On-Line Canada Inc. As part of the agreement, an officer and director of the Company agreed to cancel 50,000 shares of $0.001 par value common stock and return said shares to treasury.

On September 14, 1999 the Company issued 400,000 shares of $0.001 par value common stock for cash at $0.25 per share.

On January 11, 2000 the Company issued 23,000 shares of $0.001 par value common stock for settlement of debt.

On January 28, 2000 the Company issued 500,000 shares of $0.001 par value common stock for cash at $0.50 per share.

On March 1, 2000 the Company issued 280,000 shares of $0.001 par value common stock for cash at $1.00 per share.

On March 1, 2000 the Company issued 100,000 shares of $0.001 par value common stock for settlement of debt.

On April 24, 2000 the Company issued 5,300 shares of $0.001 par value common stock for settlement of debt.

On May 8, 2000 the Company issued 12,840 shares of $0.001 par value common stock for settlement of debt.



On August 23, 2000 the Company issued 270,000 shares of $0.001 par value common stock for cash at $1.00 per share.

DAVIDSON & COMPANY             Chartered Accountants            A Partnership of
                                                                Incorporated
                                                                Professionals

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Advertain On-Line Inc.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)

We have  audited  the  consolidated  balance  sheet of  Advertain  On-Line  Inc.
(formerly Silverwing Systems Corporation) as at December 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from incorporation on September 1, 1998 to
December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and the changes in its stockholders' equity and cash flows for the period from incorporation on September 1, 1998 to December 31, 1999 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Advertain On-Line Inc. (formerly Silverwing Systems Corporation) will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's loss from operations raises substantial doubt as to the Company's ability to continue as a going concern unless the company attains future profitable operations and/or obtains additional financing. Management's plans in regard to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                          "DAVIDSON & COMPANY"

Vancouver, Canada                                         Chartered Accountants

March 1, 2000

                          A Member of SC INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 1999
-------------------------------------------------------------------------------

ASSETS
Current
        Cash                                                        $  43,549
        Funds held in trust (Note 4)                                   11,929
        Accounts receivable                                            10,721
                                                                    ---------
                                                                       66,199
Capital assets (Note 5)                                                56,513
Web site (Note 6)                                                     178,155
                                                                    ---------
                                                                    $ 300,867
                                                                    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
        Accounts payable and accrued liabilities                    $  33,804
        Due to related parties (Note 10)                               56,604
        Promissory note payable (Note 7)                              105,401
                                                                    ---------
                                                                      195,809
                                                                    ---------
Stockholders' equity
        Capital stock
              Authorized
                      25,000,000 common shares with a
                      par value of $0.001 per share
              Issued
                        6,985,000 common shares                         6,985
        Additional paid-in capital                                    228,765
        Subscriptions received in advance (Note 14b)                  242,675
                                                                    ---------
        Deficit accumulated during the development stage             (373,367)
                                                                    ---------
                                                                      105,058
                                                                    ---------
                                                                    $ 300,867
                                                                    =========


Nature and continuance of operations (Note 1)

Subsequent events (Note 14)

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

EXPENSES
    Amortization                                                    $     7,014
    Consulting                                                           55,250
    Foreign exchange gain                                                 8,348
    Interest and bank charges                                             6,743
    Marketing and promotion                                              61,146
    Office and miscellaneous                                             16,936
    Professional fees                                                    55,588
    Rent                                                                  5,588
    Subcontractors and wages                                            136,308
    Telephone and internet                                               11,014
    Travel and promotion                                                  6,435
    Transfer agent and listing fees                                       2,997
                                                                    -----------
Loss for the period, being deficit accumulated
  during the development stage                                      $   373,367
                                                                    ===========
Basic and diluted loss per share                                    $     (0.07)
                                                                    ===========
Weighted average number of shares outstanding                         5,149,684
                                                                    ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
        Loss for the period                                           $(373,367)
        Item not affecting cash
              Amortization                                                7,014
        Change in non-cash working capital items
              Increase in funds held in trust                           (11,929)
              Increase in accounts receivable                            (9,110)
              Increase in accounts payable                               25,862
              Increase in due to related parties                          1,164
              Increase in promissory note payable                         4,734
                                                                      ---------
        Net cash used in operating activities                          (355,632)
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of capital assets                                   (43,611)
        Acquisition of cash on purchase of subsidiary                    57,367
                                                                      ---------
        Net cash provided by investing activities                        13,756
                                                                      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from shares issued                                     142,750
        Subscriptions received in advance                               242,675
                                                                      ---------
        Net cash provided by financing activities                       385,425
                                                                      ---------
Change in cash position during the period                                43,549
Cash position, beginning of period                                           --
                                                                      ---------
Cash position, end of period                                          $  43,549
                                                                      =========
Supplemental disclosure for non-cash operating, investing,
    and financing activities
        Shares issued for purchase of subsidiary                      $  93,000
        Cash paid during the period for interest                             --
        Cash paid during the period for income taxes                         --
                                                                      =========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                           Subscrip-       Deficit
                                                       Common Stock                           tions      Accumulated
                                                -------------------------     Additional    Received     During the
                                                   Number                       Paid-in         In       Development
                                                 of Shares       Amount         Capital      Advance         Stage          Total
                                                ----------     ----------     ----------    ----------    ----------     ----------
September 14, 1998, shares issued for
    cash at $0.001 per share                     1,000,000     $    1,000     $       --    $       --    $       --     $    1,000
September 14, 1998, shares issued for
    cash at $0.001 per share                        50,000             50             --            --            --             50
March 15, 1999, shares issued for
    cash at $0.01 per share                      4,000,000          4,000         36,000            --            --         40,000
March 25, 1999, shares issued for
    cash at $0.05 per share                         35,000             35          1,715            --            --          1,750
June 23, 1999, shares issued for the
    acquisition of Advertain On-Line
    Canada Inc.                                  1,550,000          1,550         91,450            --            --         93,000
September 14, 1999, shares issued for
    cash at $0.25 per share                        400,000            400         99,600            --            --        100,000
October 4, 1999, shares returned and
    cancelled at $0.001 per share                  (50,000)           (50)            --            --            --            (50)
Subscriptions received in advance                       --             --             --       242,675            --        242,675
Loss for the period                                     --             --             --            --      (373,367)      (373,367)
                                                ----------     ----------     ----------    ----------    ----------     ----------
Balance, December 31, 1999                       6,985,000     $    6,985     $  228,765    $  242,675    $ (373,367)    $  105,058
                                                ==========     ==========     ==========    ==========    ==========     ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.   NATURE AND CONTINUANCE OF OPERATIONS

     Silverwing Systems Corporation ("Silverwing"), a Nevada corporation, was incorporated on September 1, 1998 and was inactive until March 14, 1999. On June 23, 1999, the Company completed the acquisition of Advertain On-Line Canada Inc. ("Advertain Canada"), a Canadian company operating in
     Vancouver, British Columbia, Canada. Silverwing changed its name to Advertain On-Line Inc. on July 14, 1999.

     Advertain Canada was incorporated in order to create, design, establish and operate a web site, named "Advertain.com", whose primary purpose is to collect and distribute entertaining advertising on the Internet.

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As at December 31, 1999, the Company had a working capital deficiency of $129,610. The Company incurred a loss of $373,367 for the period from inception to December 31, 1999. The Company anticipates expending approximately $1,200,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company has, subsequent to year end, completed an offering of 500,000 common shares at $0.50 per share pursuant to Regulation D, Rule 504 and an offering of 280,000 units at $1.00 per unit to persons who are "Non -- U.S. Persons" in accordance with Regulation S of the United States Securities Act of 1933, as amended. The total proceeds of $530,000, of which $242,675 was received at year end, will help the Company to complete its anticipated plan of operations. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

2.   SIGNIFICANT ACCOUNTING POLICIES

     In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, the reported amount of revenues, and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

     Principles of consolidation

     These consolidated financial statements include the accounts of the Company
     and  its  wholly-owned   subsidiary,   Advertain  Canada.  All  significant
     inter-company balances and transactions have been eliminated.

     Reporting on costs of start-up activities

     In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The Company adopted SOP 98-5 during the current period.

     Web site

     The Company capitalized the web site which was acquired on the acquisition of Advertain Canada. The web site cost will be assessed annually by the company's management to determine if there has been an impairment on the web site's value. The web site cost will be amortized over 5 years once the Company has commenced commercial operations, which are expected to start in the year 2000.

     Capital assets

     Capital assets are recorded at cost and are amortized over their useful lives using the declining balance method at the following annual rates:

     Computer equipment           30%
     Office furniture             20%
     Computer software           100%

     Financial instruments

     The Company's financial instruments consist of cash, funds held in trust, accounts receivable, accounts payable and accrued liabilities, due to related parties and promissory note payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     Foreign currency translation

     The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

     Loss per share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS
     128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

     Segmented information

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. The statement is effective for fiscal years beginning after December 15, 1997.

     Income taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Stock-based compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

     Accounting for derivative instruments and hedging activities

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     Comprehensive income

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses). The purpose of reporting comprehensive income is to present a measure of all changes in stockholders' equity that result from recognized transactions and other economic events of the year, other than transactions with owners in their capacity as owners. SFAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997. The adoption of SFAS 130 has no impact on total stockholders' equity during the current period.

3.   ACQUISITION OF ADVERTAIN ON-LINE CANADA INC.

     On June 23, 1999, the Company acquired all the issued and outstanding share capital of Advertain Canada. As consideration, the Company issued 1,550,000 common shares at a deemed value of

     $93,000, all of which are restricted shares within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended.

     Advertain Canada was incorporated under the laws of British Columbia on January 28, 1999. Its purpose is to create, design, establish and operate a web site called "Advertain.com" whose primary purpose is to collect and distribute entertaining advertising on the Internet.

     The issue of 1,550,000 common shares by the Company represented only 24% of the issued and outstanding common shares at June 23, 1999. Therefore, the acquisition of Advertain Canada was accounted for by the purchase method of accounting. The cost of the acquisition should be based on the fair value of the consideration given, except where the fair value of the consideration given is not clearly evident, then fair value of the net assets acquired is used. At June 23, 1999, the Company's common shares were not publicly traded, so there was no obtainable market price per share. Therefore, the cost of the acquisition was determined by the fair value of the net assets of Advertain Canada which was determined as follows:

     Current assets                                        $  58,978
     Capital assets                                           19,916
     Web site                                                178,155
                                                            --------
                                                             257,049
                                                            --------
     Accounts payable and accrued liabilities                 (7,942)
     Due to related parties                                  (55,440)
                                                            --------
     Promissory note payable                                (100,667)
                                                            --------
                                                            (164,049)
                                                            --------
     Net fair value                                        $  93,000
                                                            ========


4.   FUNDS HELD IN TRUST

     Funds held in trust are for security on the corporate credit cards. These funds accrue interest from 3.5% to 5.37% per annum.

5.   CAPITAL ASSETS

                                                Accumulated         Net
                                   Cost         Amortization    Book Value
                                  ------         ----------      --------
    Computer equipment            $47,376         $ 5,081         $42,295
    Office furniture                4,229             365           3,864
    Computer software              11,922           1,568          10,354
                                  -------         -------         -------
                                  $63,527         $ 7,014         $56,513
                                  =======         =======         =======


6.   WEB SITE

     Acquired cost (Note 3)                                      $178,155
                                                                 ========

7.   PROMISSORY NOTE PAYABLE

     Principal amount                               $100,000
     Accrued interest                                  5,401
                                                    --------
                                                    $105,401
                                                    ========


     The promissory note payable accrues interest at 9% per annum and is repayable together with interest on May 31, 2000. Subsequent to the year end (Note 14e), the promissory note payable was settled by the issue of 100,000 units.

8.   CAPITAL STOCK

     In connection with a private placement offering completed on September 14, 1998, the Company issued 1,000,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended, for proceeds of $1,000.

     In connection with a private placement offering completed on September 14, 1998 the Company issued 50,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended, for proceeds of $50. These shares were returned to the Company and cancelled on October 4, 1999.

     In connection with a private placement offering completed on March 15, 1999 the Company issued 4,000,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933 as amended, for proceeds of $40,000.

     In connection with a private placement offering completed on March 25, 1999 the Company issued 35,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933 as amended, for proceeds of $1,750.

     In connection with the acquisition of Advertain On-Line Canada Inc. on June 23, 1999, the Company issued 1,550,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended, with a value of $93,000.

     In connection with a private placement offering completed on September 14, 1999 the Company issued 400,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933 as amended, for proceeds of $100,000.

9.   STOCK OPTIONS

     The Company has the following stock options outstanding:

     Vested stock options

                        Number            Exercise
                      of Shares             Price                Expiry Date
                        -------            -------               -----------
                       160,000             $0.25                 May 31, 2009
                       553,000              0.50                 May 31, 2009

     Non-vested stock options

     The Company has granted 110,000 stock options exercisable at $0.50 per share that become vested in allotments of 27,500 shares every six months from March 1, 2000 to September 1, 2001. These options are exercisable from their vesting date to May 31, 2009.

     The Company has granted 195,000 stock options exercisable at $0.50 per share that become vested in allotments of 48,750 shares every six months from June 1, 2000 to December 1, 2001. These options are exercisable from their vesting date to May 31, 2009.

     The Company has granted 257,000 stock options exercisable at $0.50 per share that have not been allocated. These options will be exercisable from their vesting date to May 31, 2009.

10.  RELATED PARTY TRANSACTIONS

     During the period, the Company entered into the following transactions with related parties:

     a) The Company paid consulting fees of $32,250 to the director and president of the Company. On June 23, 1999, the Company agreed to a consulting agreement with the president to pay a consulting fee of $60,000 per annum. This agreement is for two years and is automatically renewable for successive two year terms unless either party gives written notice of non-renewal not less than six months prior to expiry of any term.

          The president has advanced to the Company short-term loans of $35,774, which are non-interest bearing with no specific terms of repayment. The Company has a note payable to the president for $15,010 of which $13,694 is principal and $1,316 is accrued interest. The note is payable on demand and accrues interest at the Royal Bank of Canada's prime rate plus 4%.

     b) A relative of the president loaned the Company $5,820. The loan was repaid subsequent to the period end by the issue of 23,000 common shares (Note 14a).

     c) The Company paid or accrued consulting fees of $23,000 to a Company owned by a former director and officer of the Company.

11.  INCOME TAXES

     The Company's total deferred tax asset is as follows:

     Net operating loss carry forward                             $ 197,405
     Losses utilized to reduce future income tax liability          (81,950)
                                                                   --------
                                                                    115,455
                                                                   --------
     Valuation allowance                                           (115,455)
                                                                   ========

     Future income taxes result from timing differences between amounts reported on the financial statements and amounts reported for income tax purposes. The future income tax liability of $81,950 relates to the timing differences in the web site. This amount will be reduced during the amortization of the web site.

     The Company has an operating loss carryforward of approximately $112,469 which expires in the year 2019. The Company's subsidiary, Advertain Canada, has Canadian operating losses carryforward of approximately $346,011 which expires in the year 2006. The Company provided a full valuation allowance on the net operating loss carry forward because of the uncertainty regarding realizability.

12.  SEGMENTED INFORMATION

     The Company's operates in Canada. Its administration and research and development facilities are in Canada. The Company's loss for the period incurred as follows:

     Canada                                                 $260,897
     U.S.A                                                   112,470
                                                            --------
                                                            $373,367
                                                            ========
     The Company's assets are as follows:

     Canada                                                 $366,141
     U.S.A                                                    16,676
                                                            --------
                                                            $382,817
                                                            ========

13.  STOCK BASED COMPENSATION EXPENSE

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.

     Following is a summary of the status of the plan during 1999:

                                                                 Weighted
                                                                  Average
                                                 Number          Exercise
                                               of Shares          Price
                                               ----------        --------
            Granted                            1,275,000           $0.47
            Forfeited                                 --              --
            Exercised                                 --              --
                                               ---------
     Outstanding at December 31, 1999          1,275,000            0.47
                                               =========           =====


     Following is a summary of the status of options outstanding at December 31, 1999:

                                Outstanding Options        Exercisable Options
                         -------------------------------  ----------------------
                                     Weighted
                                     Average    Weighted              Weighted
                                    Remaining   Average               Average
                                   Contractual  Exercise              Exercise
         Exercise Price    Number      Life      Price     Number      Price
         --------------    ------      ----      -----     ------      -----
             $0.25         160,000      9.5      $0.25     160,000     $0.25
              0.50       1,115,000      9.5       0.50     553,000      0.50

     Compensation

     Had compensation cost been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

     Net loss
             As reported                                $  (373,367)
                                                         ==========
             Pro forma                                  $  (449,124)
                                                         ==========
     Basic and diluted loss per share
             As reported                                $     (0.07)
                                                         ==========
             Pro forma                                  $     (0.09)
                                                         ==========

     The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:

     Risk-free interest rate                                 6.085%
     Expected life of the options                           2 years
     Expected volatility                                     0.001%
     Expected dividend yield                                     --

14.  SUBSEQUENT EVENTS

     The following events occurred subsequent to period end:

     a) On January 11, 2000, the Company settled a loan of $5,820 from a related party by issuing 23,000 restricted shares under rule 144 of the Securities Act of 1933, as amended.

     b) On January 28, 2000, the Company issued pursuant to a private placement, 500,000 common shares at $0.50 per share for total proceeds of $250,000. The private placement was issued in accordance with Regulation D, Rule 504 of the United States Securities Act of 1933, as amended.

     c) On January 4, 2000, the Company adopted a stock option plan of 1,000,000 common shares. These options referred to as the "2000 Stock Option Plan" have not been allocated to any individuals, nor has the exercise price been determined. However, once the options are granted they will expire on December 31, 2010.

     d) On March 1, 2000, the Company issued pursuant to a private placement, 280,000 units at $1.00 per share. Each unit consisted of one common share of the company and a warrant, which entitles the holder thereof, to purchase another common share of the Company at $1.00 per share until March 1, 2002. The private placement was issued in accordance with Regulation S of the United States Securities Act of 1933, as amended.

     e) On March 1, 2000, the Company settled the promissory note payable of $105,401 by issuing 100,000 units. Each unit consisted of one common share of the Company and a warrant, which entitles the holder thereof, to purchase another common share of the Company at $1.00 per share until March 1, 2002. The private placement was issued in accordance with Regulation S of the United States Securities Act of 1933, as amended.

                             ADVERTAIN ON-LINE INC.
                    (formerly Silverwing Systems Corporation)
                          (A Development Stage Company)
                                       AND
                          ADVERTAIN ON-LINE CANADA INC.

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro-forma consolidated statement of operations for the period from incorporation on September 1, 1998 to December 31, 1999 (the "Pro-forma Financial Statements") of Advertain On-line Inc. (formerly Silverwing Systems Corporation) (the "Company") give effect to the following transaction as of the beginning of the period indicated for purposes of the statements of operations:

     i) the acquisition by the Company of 100% of the outstanding capital stock of Advertain On-Line Canada Inc. on June 23, 1999.

Pro-forma adjustments to the statements of operations reflect adjustments only for dates prior to the date a transaction was consummated.

The Pro-forma Financial Statements have been prepared by the Company based upon the financial statements of the Company and Advertain On-Line Canada Inc. The Pro-forma Financial Statements give effect to the acquisition under the purchase method of accounting and to certain assumptions and adjustments described more fully in the accompanying notes. These Pro-forma Financial Statements may not be indicative of the results that actually would have occurred if the transactions had been completed on the dates indicated or of the results which may be obtained in the future. The Pro-forma Financial Statements should be read in conjunction with the financial statements and notes thereto of the Company and Advertain On-Line Canada Inc. included elsewhere in this Form SB-2.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                                            Advertain                              Advertain
                                                              On-Line           Advertain            On-Line
                                                                 Inc.             On-Line             Canada
                                                          Period From              Canada               Inc.
                                                        Incorporation                Inc.        Period From
                                                                   on         Period From      Incorporation
                                                         September 1,            June 24,                 on
                                                              1998 to             1999 to        January 28,
                                                         December 31,        December 31,            1999 to           Pro-Forma
                                                                 1999                1999      June 23, 1999        Consolidated
--------------------------------------------------------------------------------------------------------------------------------
EXPENSES
    Amortization                                          $      --           $     7,030        $     1,451        $     8,481
    Consulting fee                                             55,250                --                5,090             60,340
    Equipment rental                                             --                  --                1,544              1,544
    Foreign exchange                                             --                  --                9,683              9,683
    Interest and bank charges                                     370               6,022              1,394              7,786
    Marketing and promotion                                     4,280              57,097              6,958             68,335
    Office and miscellaneous                                    2,494              14,501              4,862             21,857
    Professional fees                                          46,511               9,115              1,697             57,323
    Rent and security                                             568               5,041              4,369              9,978
    Subcontractors and wages                                     --               136,862             51,084            187,946
    Telephone and internet                                       --                11,059              2,213             13,272
    Transfer agent fee                                          2,997                --                 --                2,997
    Travel and promotion                                         --                 6,461              2,354              8,815
                                                          -----------         -----------        -----------        -----------

Loss, being deficit end of period                         $   112,470         $   253,188        $    92,699        $   458,357
================================================================================================================================

Basic and fully diluted loss per share                                                                              $     (0.09)
================================================================================================================================

Weighted average number of share outstanding                                                                          5,149,684
====================================================================================================================================

          See notes to the pro-forma consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     Business combination of Advertain On-Line Inc. (formerly Silverwing Systems
     Corporation)   ("Advertain   USA")  and  Advertain   On-Line   Canada  Inc.
     ("Advertain Canada")

     Effective June 23 , 1999, a business combination occurred between Advertain USA and Advertain Canada, whereby Advertain USA legally acquired Advertain Canada as a wholly-owned subsidiary and continues to operate under the name of Advertain On-Line Inc. The terms of the combination provided that the common shares of Advertain Canada were exchange for an aggregate of 1,550,000 common shares of Advertain USA.


2.   PRO-FORMA FINANCIAL INFORMATION

     Management has prepared and provided certain pro-forma interim consolidated financial information to assist readers to understand the nature and effect of the combination on the unaudited financial statements of Advertain USA and Advertain Canada.

     The pro-forma financial information is unaudited and has been prepared from the unaudited financial statements of Advertain USA and Advertain Canada for the period from the date of incorporation on September 1, 1998 to December 31, 1999.

     Pro-forma statement of operations and earnings per share:

     The pro-forma consolidated statement of operations reflect a simple combination of the results of operations of Advertain USA and Advertain Canada for the period from the date of incorporation on September 1, 1998 to December 31, 1999 and includes the impact of the calculation of pro-forma basic and fully diluted earnings per share which is based on the number of shares that would have been outstanding for the period had the business combination taken place at the beginning of the fiscal period.

                                AUDITORS' REPORT


To the Directors of
Advertain On-Line Canada Inc.

We have audited the balance sheet of Advertain On-Line Canada Inc. as at June 23, 1999 and the related statements of operations and deficit and cash flows for the period from incorporation on January 28, 1999 to June 23, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 23, 1999 and the results of its operations and its cash flows for the period from incorporation on January 28, 1999 to June 23, 1999 in accordance with generally accepted accounting principles.


Vancouver, Canada                                          Chartered Accountants

February 29, 2000


                 COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA
                            - U.S. REPORTING CONFLICT


In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. The above opinion in our report to the directors dated February 29, 2000 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


Vancouver, Canada                                          Chartered Accountants

February 29, 2000

ADVERTAIN ON-LINE CANADA INC.
BALANCE SHEET
(Expressed in United States Dollars)
AS AT JUNE 23, 1999

================================================================================

ASSETS


Current
    Cash                                                              $  49,824
    Accounts receivable                                                   1,611
                                                                      ---------
                                                                         51,435

Capital assets (Note 4)                                                  19,916

Web site                                                                      2
                                                                      ---------
                                                                      $  71,353
================================================================================


LIABILITIES AND SHAREHOLDERS' CAPITAL DEFICIENCY


Current
    Accounts payable and accrued liabilities                          $   7,942
    Promissory note payable (Note 5)                                    100,667
    Due to related parties (Note 7)                                      55,440
                                                                      ---------

                                                                        164,049
                                                                      ---------

Shareholders' capital deficiency
    Capital stock (Note 6)                                                    3
    Deficit                                                             (92,699)
                                                                      ---------

                                                                        (92,696)
                                                                      ---------

                                                                      $  71,353
================================================================================

Nature and continuance of operations (Note 1)


On behalf of the Board:



________________________________Director  _____________________________Director


   The accompanying notes are an integral part of these financial statements.

ADVERTAIN ON-LINE CANADA INC.
STATEMENT OF OPERATIONS AND DEFICIT
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 28, 1999 to JUNE 23, 1999

================================================================================


EXPENSES
    Amortization                                                       $  1,451
    Consulting fee                                                        5,090
    Equipment rental                                                      1,544
    Foreign exchange                                                      9,683
    Interest and bank charges                                             1,394
    Marketing and promotion                                               6,958
    Office and miscellaneous                                              4,862
    Professional fees                                                     1,697
    Rent and security                                                     4,369
    Subcontractors and wages                                             51,084
    Telephone and internet                                                2,213
    Travel and promotion                                                  2,354
                                                                       --------

Loss, being deficit end of period                                      $ 92,699
================================================================================

   The accompanying notes are an integral part of these financial statements.

ADVERTAIN ON-LINE CANADA INC.
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JANUARY 28, 1999 to JUNE 23, 1999

================================================================================


CASH PROVIDED BY (USED IN):


OPERATING ACTIVITIES
    Loss for the period                                               $ (92,699)
    Item not affecting cash
        Amortization                                                      1,451

    Change in non-cash working capital items
        Increase in accounts receivable                                  (1,611)
        Increase in accounts payable and accrued liabilities              5,162
        Increase in due to related parties                               42,025
        Increase in promissory note payable                             100,667
                                                                      ---------

    Net cash used in operating activities                               (54,995)
                                                                      ---------

FINANCING ACTIVITIES
    Proceeds from sale of shares                                              1
                                                                      ---------
    Net cash provided by financing activities                                 1
                                                                      ---------

INVESTING ACTIVITIES
    Capital assets acquired                                              (5,172)
                                                                      ---------
    Net cash used in investing activities                                (5,172)
                                                                      ---------

Increase in cash during the period                                       49,824


Cash, beginning of period                                                  --
                                                                      ---------

Cash, end of period                                                   $  49,824
================================================================================

Supplemental  disclosure  for  non-cash  operating,   investing,  and  financing
activities (Note 8)

   The accompanying notes are an integral part of these financial statements.

ADVERTAIN ON-LINE CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 23, 1999

================================================================================

1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated on January 28, 1999 under the Company Act of British Columbia. The Company was originally incorporated under the name of Multimind Productions Inc. and changed its name on May 17, 1999 to Advertain On-Line Canada Inc.

     On January 28, 1999, the Company agreed to a purchase and sale between the Company and its sole shareholder, Mr. A Cage, whereby, Mr. Cage agreed to transfer his proprietorship business into the Company in exchange for shares of the Company as outlined in Note 3.

     The principal business of the Company commencing January 28, 1999 was to continue in the development of the web site, Advertain.com, whose primary purpose is to collect and distribute entertaining advertising on the Internet.

     On June 23, 1999, the Company entered into a plan of and agreement of reorganization with Silverwing Systems Corporation, which later changed its name to Advertain On-Line Inc. The end result of this transaction was that the Company became a subsidiary of Silverwing Systems Corporation.

     The Company's financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As at June 23, 1999, the Company had a working capital deficiency of $112,614. The Company incurred a loss of $92,699 for the period from inception to June 23, 1999. Funding to date has been provided by the issue of a promissory note payable and loans from related parties. Continuance of operations is dependent upon funding from the parent company Advertain On-Line Inc., through the issue of its capital stock in order to continue the development of technology as well as the future sale and marketability.


2.   SIGNIFICANT ACCOUNTING POLICIES

     In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

     Start-up and development costs

     Since Inception, certain expenditures have been incurred primarily for web site development, business development, market development and financing purposes. While these expenditures are intended to benefit future periods, the Company follows the accounting policy of expensing as incurred those expenditures.

     Capital assets

     Capital assets are recorded at cost and are amortized over their useful lives using the declining balance method at the following annual rates:

         Computer equipment                           30%
         Office furniture                             20%

ADVERTAIN ON-LINE CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 23, 1999

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

     Financial instruments

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, promissory note payable and due to related parties. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     Foreign currency translation

     Financial statements of the Company have been translated into United States dollars at the rate of exchange on June 23, 1999.

     Segmented information

     The Company conducts substantially all of its operations in Canada in one business segment.


3.   ACQUISITION OF PROPRIETORSHIP

     On January 28, 1999, the Company agreed to acquire from its sole shareholder, Mr. A Cage, his proprietorship business in exchange for 3,900 Class A common shares and 6,000 Class B common shares of the Company. At the conclusion of this transaction, Mr. Cage remained the sole shareholder owning 100% of the issued and outstanding shares of the Company.

     Since this was a non-arms length transaction, this acquisition was accounted for using the continuity of interest method. The following is a summary of the net assets acquired:

          Capital assets                                     $ 16,195
                                                             --------

          Accounts payable and accrued liabilities             (2,780)
          Due to related parties                              (13,415)
                                                             --------

                                                              (16,195)
                                                             --------

          Net assets acquired                                $   --
                                                             ========


4.   CAPITAL ASSETS

================================================================================

                                                     Accumulated             Net
                                            Cost    Amortization      Book Value
--------------------------------------------------------------------------------

Computer equipment                       $18,516         $ 1,316         $17,200
Office furniture                           2,851             135           2,716
                                         -------         -------         -------

                                         $21,367         $ 1,451         $19,916
================================================================================

ADVERTAIN ON-LINE CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 23, 1999

================================================================================

5.   PROMISSORY NOTE PAYABLE

     ===========================================================================

     Principal amount                                                  $ 100,000
     Accrued interest                                                        667
                                                                       ---------

                                                                       $ 100,667
     ===========================================================================

     The promissory note payable accrues interest at 9% per annum and is repayable together with interest on May 31, 2000.


6.   CAPITAL STOCK

     ===========================================================================

                                                              Number
                                                             of Shares    Amount
     ---------------------------------------------------------------------------
     Authorized
         4,000 Class A voting common  shares  without par value 6,000
         Class B non-voting common shares without par value

     Issued
         Class A common shares issued
             For cash at $0.01 per share                          100    $     1
             For acquisition of proprietorship                  3,900          1
                                                              -------    -------

         Balance as at June 23, 1999                            4,000    $     2
                                                              ==================

     Class B common shares
             For the acquisition of proprietorship              6,000    $     1
                                                              -------    -------

         Balance as at June 23, 1999                            6,000    $     1
     ===========================================================================

7.   DUE TO RELATED PARTIES

     a) The Company paid a consulting fee of $5,090 to a director and officer of the Company. The director and officer advanced short-term loans of $35,758 to the Company. These loans are non-interest bearing with no specific terms of repayment. The Company has a note payable to the director and officer for $13,980 of which $13,415 is principal and $565 is accrued interest. The note is payable on demand and accrues interest at the Royal Bank of Canada's prime rate plus 4%.

     b) A relative of a director and officer of the Company loaned the Company $5,702. The loan was non-interest bearing and was repaid by the parent company Advertain On-Line Inc. on January 11, 2000.

ADVERTAIN ON-LINE CANADA INC.
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
JUNE 23, 1999

================================================================================

8. SUPPLEMENTAL DISCLOSURE FOR NON-CASH OPERATING, FINANCING AND OPERATING ACTIVITIES

     ===========================================================================

      Cash paid during the period for interest                         $     --
     ===========================================================================

      Cash paid during the period for income taxes                     $     --
     ===========================================================================

     Significant non-cash transactions for the period:

     a) The Company issued 3,900 Class A common shares, with a deemed value of $1, to the director and officer of the Company for his proprietorship.

     b) The Company issued 6,000 Class B common shares, with a deemed value of $1, to the director and officer of the Company for his proprietorship.

     c) The Company acquired the capital assets of $16,915, by assuming the debt of accounts payable and accrued liabilities of $2,780 and due to related party of $13,415 from the director and officer as outlined in
          Note 3.


9.   DIFFERENCES   BETWEEN  UNITED  STATES  AND  CANADIAN   GENERALLY   ACCEPTED
     ACCOUNTING PRINCIPLES

     The Company's financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles which conform in all material respects with Canadian Generally Accepted Accounting Principles.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Advertain's Certificate of Incorporation and By-Laws contain provisions which may indemnify our officers and directors for expenses associated with lawsuits brought against them in their capacities as officers and/or directors of Advertain. The operative provisions are Article VII of our By-Laws and
Article XI of the Certificate of Incorporation. However, we are unaware of any pending or threatened litigation against Advertain or its directors that would result in any liability for which any director would seek indemnification or similar protection.

     The Nevada General Corporation Law and Advertain's Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of Advertain against expenses incurred by him or her in connection with any action, suit, or proceeding to which the person is named a party by reason of having acted or served in such capacity, except for liabilities arising from the person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of Advertain who was found liable for misconduct or negligence in the performance of duty may obtain indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines that a person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Advertain pursuant to the foregoing provisions, management has been informed that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     To date, we have not entered into any indemnification agreements with our officers and directors. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. These agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, these agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.

     Although we have not entered into any indemnification agreements, A Cage's consulting agreement incorporates indemnification provisions which basically protect Mr. Cage from liability in regards to his consulting agreement with us.


Item 25. Other Expenses Of Issuance And Distribution

     The following table sets forth an itemization of all estimated  expenses in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered:

SEC Registration  Fee........................................    1,034
Blue Sky Fees and Expenses...................................    7,500
Transfer Agent Fees..........................................    1,500
Accounting Fees and Expenses.................................   10,000
Legal Fees and Expenses......................................   20,000
Printing and Engraving.......................................    2,500
Miscellaneous................................................    7,466
                                                                ------
                Total........................................   50,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In September, 1998, we sold 1,050,000 restricted shares of common stock, $0.001 par value, at $0.001 per share pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act to 2 investors for a total consideration of $1,050. We cancelled and returned to treasury 50,000 shares upon the completion of the acquisition of Advertain On-Line Canada, Inc.

     In March, 1999, we sold 4,000,000 shares of common stock, $0.001 par value, at $0.01 per share to ten investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $40,000.

     In March, 1999, we sold 35,000 shares of common stock, $0.001 par value, at $0.05 per share to thirty-five investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $1,750.

     In September, 1999, we sold 400,000 shares of common stock, $0.001 par value, at $0.25 per share to four investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $100,000.

     In October, 1999, 50,000 shares of common stock, $0.001 par value, were returned from Knight Financial Ltd. and cancelled.

     In September, 1999, we issued 1,550,000 shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act as part of the acquisition of Advertain On-Line Canada Inc.

     In January, 2000, we sold 500,000 shares of common stock, $0.001 par value, at $0.50 per share to twenty-one investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $250,000.

     In January, 2000, we settled a loan of $5,820 which did not bear any interest and could be prepaid at any time. We issued 23,000 restricted shares at a price of $0.50 per share pursuant to Section 5(a) and Rule 903 of Regulation S of the Securities Act in full satisfaction of such loan.

     In March, 2000, we sold 280,000 units consisting of 280,000 shares of common stock, $0.001 par value, and 280,000 warrants exercisable into common stock at $1.00 per share for two years. The units were sold at $1.00 per share to two investors pursuant to Section 5(a) and Rule 903 of Regulation S of the Securities Act for a total consideration of $280,000.

     In March, 2000, we settled a promissory note payable to Dinostar Investments Ltd. in the amount of $105,401 by issuing 100,000 units, with each unit consisting of one share of common stock and one warrant entitling the holder to purchase an additional share of common stock at $1.00 until March 1, 2002. The units were issued pursuant to Regulation S of the Securities Act.

     In April, 2000, we sold 5,300 shares of common stock at $1.00 per share to one investor pursuant to Section 5(a) and Rule 903 of Regulation S of the Securities Act for a total consideration of $5,300.

     In May, 2000, we sold 12,840 shares at $1.00 per share to one investor pursuant to Regulation S of the Securities Act for consideration of $12,840.


     In August, 2000, we offered 270,000 units consisting of 270,000 shares of common stock $0.001 par value and 270,000 warrants exercisable into common stock at $1.00 per share for two years. The units are offered at $1.00 per share pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act.

                                INDEX TO EXHIBITS

Item 27.  Exhibits

  Exhibit
  Number      Description of Exhibit
  -------     ---------------------


    3.1       Articles of Incorporation.**

    3.2 Certificate of Amendment of Articles of Incorporation, dated August 18, 1999. 3.3 By-Laws.**


    4.1       Specimen Common Stock Certificate*

    5.1       Opinion of Beckman, Millman & Sanders, LLP.


    10.1 Silverwing Systems Corporation 1999 Employee, Consultant and Advisor Stock Compensation Plan, dated May 31, 1999.**

    10.2 Independent Contractor Agreement between Silverwing Systems Corporation and Knight Financial LTD., dated June 1, 1999.**

    10.3 Consulting Agreement between Silverwing Systems Corporation and Cage Consulting LTD., dated June 23, 1999.**

    10.4 Advertain On-Line Inc. 2000 Employee, Consultant and Advisor Stock Compensation Plan, dated January 4, 2000.**


    10.5      Form of Warrant Agreement.*

    23.1      Consent of  Beckman,  Millman & Sanders,  LLP  (included  in
              Exhibit 5.1).

    23.2      Consent of Davidson & Co.

    27.1 Financial Data Schedule for the twelve months ended December 31, 1999 and the six months ended June 30, 2000.

----------
*    To be filed by amendment.


**   Previously filed.


Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington on November 13, 2000.

                                     ADVERTAIN ON-LINE INC.

                                     By:  /s/ A Cage
                                          --------------------------------------
                                          A Cage
                                          President, Chief Executive Officer and
                                          Chairman of the Board


     In  accordance   with  the   requirements   of  the  Securities  Act,  this
registration statement was signed by the following persons in the capacities indicated on November 13, 2000.



    SIGNATURES                          TITLE

     /s/ Robert Knight
    -----------------------
    Robert Knight                       Chief Financial Officer, Secretary and
                                        Director

     /s/ Corey Rudl
    -----------------------
    Corey Rudl                          Director

    /s/ Randy Buchamer
    -----------------------
    Randy Buchamer                      Director



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